As filed with the Securities and Exchange Commission on December 22, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                   FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                           CAREERENGINE NETWORK, INC.
                 (Name of small Business Issuer in its charter)

         Delaware                       7361                   13-2689850
(State or Other Jurisdiction     (Primary Standard          (I.R.S. Employer
    of Incorporation or       Industrial Classification    Identification No.)
       Organization)                Code Number)

                              -------------------

                              2 World Trade Center
                                   Suite 2112
                            New York, New York 10048
                                 (212) 775-0400
          (Address and telephone number of Principal Executive Offices)

                              -------------------

                                GEORGE W. BENOIT
                             Chief Executive Officer
                           CareerEngine Network, Inc.
                              2 World Trade Center
                                   Suite 2112
                            New York, New York 10048
                                 (212) 775-0400

                           (212) 775-0901 (Facsimile)
            (Name, Address and Telephone Number of Agent For Service)

                              -------------------

              Copies to:

                                                     Paul McCurdy, Esq.
          Barry B. Feiner, Esq.                  Kelley Drye & Warren LLP
             170 Falcon Court                       Two Stamford Plaza
        Manhassett New York 11030                  281 Tresser Boulevard
              (516) 484-6890                    Stamford, Connecticut 06901
        (516) 484-6867(Facsimile)                      (203) 324-1400
                                                 (203) 327-2669 (Facsimile)

                              -------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. [X]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [_]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                        Proposed
                                                                                        Maximum
                                                                 Proposed Maximum      Aggregate
           Title of Each Class of                Amount To Be   Offering Price Per      Offering         Amount of
         Securities to be Registered              Registered       Security(1)          Price(1)      Registration Fee
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Units,  consisting  of  one  12%  subordinated      2,875       $     1,000.00      $2,875,000       $     718.75
   convertible  debenture,  redeemable class A
   warrants to  purchase  250 shares of common
   stock and  redeemable  class B warrants  to
   purchase 250 shares of common stock  (2)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
12%   subordinated    convertible   debentures
   included in the units                            2,875       $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares   of   Common   Stock   issuable   upon
conversion  of  12%  subordinated  convertible
debentures (4)                                    1,437,500     $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Class A Warrants included in the units             718,750      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of common stock  issuable upon exercise
   of the  Class A  Warrants  included  in the
   units(4)                                        718,750      $     4.00          $2,875,000       $     718.75
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Class B Warrants included in the units             718,750      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of common stock  issuable upon exercise
   of the  Class B  Warrants  included  in the
   units(4)                                        718,750      $     6.00          $4,312,500       $    1,078.13
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Managing  underwriter's  warrants  to purchase
   units                                             250        $     -0-           $     -0-        $     -0-
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Units  issuable  upon exercise of the managing
   underwriter's warrants                            250        $     1,200         $    300,000     $      75.00
----------------------------------------------- --------------- ------------------- ---------------- -----------------
12%   Subordinated    convertible   debentures
   included    in    managing    underwriter's
   warrants units                                    250        $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of Common Stock issuable upon
conversion of 12% Subordinated convertible
debentures included in managing underwriter's
warrants units (4)                                 125,000      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Class  A   Warrants   included   in   managing
underwriter's warrants                              62,500      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of common stock  issuable upon exercise
   of  the  Class  A  Warrants   included   in
   managing underwriter's warrants(4)               62,500      $     4.00          $     62,500     $     15.63
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Class  B   Warrants   included   in   managing
   underwriter's warrants                           62,500      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of common stock  issuable upon exercise
   of  the  Class  B  Warrants   included   in
   managing underwriter's warrants(4)               62,500      $     6.00          $     375,000    $      93.75
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Placement   agent's   warrants   to   purchase
   units(5)                                          240        $     -0-           $     -0-        $     -0-
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Units  issuable upon exercise of the Placement
   agent's warrants                                  240        $      1,200        $     288,000    $      72.00
----------------------------------------------- --------------- ------------------- ---------------- -----------------
12%   Subordinated    convertible   debentures
   included  in  Placement   agent's  warrants
   units                                             240        $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of Common Stock issuable upon
conversion of 12% Subordinated  convertible
debentures included in Placement agent's
warrants units (4)                                 120,000      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Class  A  Warrants   included   in   Placement
agent's warrants                                    60,000      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of common stock  issuable upon exercise
   of  the  Class  A  Warrants   included   in
   Placement agent's warrants(4)                    60,000      $     4.00          $     240,000    $     60.00
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Class  B  Warrants   included   in   Placement
   agent's warrants                                 60,000      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of common stock  Issuable upon exercise
   of  the  Class  B  Warrants   included in
   Placement agent's warrants (4)                   60,000      $      6.00         $     360,000    $     90.00
----------------------------------------------- --------------- ------------------- ---------------- -----------------


======================================================================================================================
                                                                                        Proposed
                                                                                        Maximum
                                                                 Proposed Maximum      Aggregate
           Title of Each Class of                Amount To Be   Offering Price Per      Offering         Amount of
         Securities to be Registered              Registered       Security(1)          Price(1)      Registration Fee
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Selling Securityholders' Units(5)                   2,400       $     1,000.00      $2,400,000       $     600.00
----------------------------------------------- --------------- ------------------- ---------------- -----------------
12%   subordinated    convertible   debentures
   included  in the  Selling  Securityholders'
   units                                            2,400       $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares   of   Common   Stock   issuable   upon
conversion  of  the  Selling  Securityholders'
12% subordinated convertible  debentures (4)      1,200,000     $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Class  A  Warrants  included  in  the  Selling
Securityholders'  units                            600,000      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of common stock  issuable upon exercise
   of the  Class A  Warrants  included  in the
   Selling Securityholders' units(4)               600,000      $     4.00          $2,400,000       $     600.00
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Class  B  Warrants  included  in  the  Selling
   Securityholders' units                           600,00      $     (3)           $     (3)        $     (3)
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Shares of common stock  issuable upon exercise
   of the  Class B  Warrants  included  in the
   Selling Securityholders' units(4)               600,000      $     6.00          $3,600,000       $    900.00
----------------------------------------------- --------------- ------------------- ---------------- -----------------
Total Registration Fee                                                                               $   5,022.01
----------------------------------------------- --------------- ------------------- ---------------- -----------------
======================================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

(2)      Includes   375  Units   issuable   upon   exercise   of   underwriters'
         over-allotment option.

(3) No registration fee required pursuant to Rule 457(i) under the Securities Act.

(4) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the warrants and the debentures.

(5) The private placement units as issued consisted of a $50,000 principal amount debenture and Class A warrants to purchase 12,500 shares of common stock and Class B warrants to purchase 12,500 shares of common stock. As such, one private placement unit equals 50 public units. For the purposes of this registration statement and the calculation of fees, references to private placement units have been adjusted by a factor of 50 to make them equal to the public units.

                             -----------------------

                                EXPLANATORY NOTE

This registration statement contains two prospectuses: one relating to this offering of 2,500 units of CareerEngine Network, Inc., plus 375 units to cover over-allotments, if any, and one relating to the offering of 2,460 units by some of the securitiyholders of CareerEngine Network, Inc. Following the prospectus are certain substitute pages of the selling securityholder prospectus, including alternate front outside and back outside cover pages, an alternate "The Offering" section of the "Summary" and sections titled "Private Financing" and "Selling Securityholders and Plan of Distribution." Each of the alternate pages for the selling securityholder prospectus is labeled "Alternate Page for Selling Securityholder Prospectus." All other sections of the prospectus, other than "Use of Proceeds," "Dilution," and "Underwriting" are to be used for the selling securityholder prospectus.

                             -----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                       1

--------------------------------------------------------------------------------
THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY APPLICABLE STATE SECURITIES COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                  Subject to Completion Dated __________, 2001

                              [LOGO] Career Engine
                                     Network, Inc.

                                   2,500 Units
                             each Unit consisting of

o $1,000 principal amount of 12% convertible debentures due on March 31, 2010,
o    Class A warrants to purchase 250 shares of common stock and
o    Class B warrants to purchase 250 shares of common stock

                                  ------------

     You may trade the debentures and warrants separately starting six months from the effective date of this offering unless we agree with the underwriter that trading may begin sooner. Prior to that date, the debentures and warrants will trade only as a unit.

     Our common stock is traded on the American Stock Exchange under the symbol "CNE." On December 20, 2000 the last reported sale price of our common stock was $1.3125 per share.

     For a description of the terms of the debentures and the warrants see "Prospectus Summary - The Offering on page 1.

     Our debentures and our class A and Class B warrants are not currently being traded on any market. We have applied to list our units, debentures and warrants on the American Stock Exchange under the symbols "CNEU," "CNED," "CNE_" and "CNE_," respectively.

     Selling securityholders are also offering up to 2,640 units through an alternate prospectus that is dated ____________, 2001.

     Investing in the units involves risks. Consider carefully the risk factors beginning on page 7 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ------------

                                               Per Unit            Total
                                          -----------------   ----------------
Public offering price....................       $1,000           $2,500,000
Underwriting discounts and commissions...       $  100           $  250,000
Proceeds before expenses.................       $  900           $2,250,000

     We expect total cash expenses in connection with the offering to be approximately $ 250,000, which will include a nonaccountable expense allowance of 3% of the gross proceeds of this offering that will be paid to Murphy & Durieu, the managing underwriter of this offering. We have granted to the underwriters a 45-day option to purchase up to 375 additional units to cover over-allotments. We will also grant to the managing underwriter a five-year warrant to purchase up to four additional units.

     Murphy & Durieu expects to deliver the units on or about _________, 2001 if payment for the units is received by Murphy & Durieu.

                                  -------------

                                 Murphy & Durieu
                   The date of this Prospectus is ______, 2001

                               INSIDE FRONT COVER



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This  prospectus  contains  forward-looking   statements.   All  statements
regarding

o    future events,
o    our financial performance and operating results,
o    our business strategy and
o    our financing plans

are forward-looking statements. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict,"
"potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors, including the risks described in the "Risk Factors" section and elsewhere in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before buying securities in this offering. We urge you to read the entire prospectus carefully, including the information set forth under "Risk Factors," before making an investment decision.

Overview

     Through our wholly-owned subsidiary, CareerEngine, Inc., we provide web-based and related software services for employers, job seekers, professional recruiters and service providers in the rapidly growing online recruitment business. Using our proprietary software we offer customers the option of both

     o utilizing our network of vertical, occupation specific career portal sites to post job offerings and review posted candidate resumes and

     o subscribing to our Application Services Provider or ASP services where we construct, maintain and host recruitment and career center sites for the exclusive use of our customers in meeting their human resource requirements or as an additional revenue stream.

     Our Network Division operates 25 portal career sites organized by

     o    specific job function,
     o    profession,
     o    designation,
     o    work location and
     o    diversity.

These sites enable employers and recruiters to post job offerings for specific target areas in one or more of our career specific sites. Prospective employees can search for jobs, confidentially post their resumes, receive personalized advice from our online career counselors and avail themselves of a host of other services.

     Our Solutions Division develops and maintains career sites for companies and recruiters. We customize these sites to reflect the particular look and feel of our customers' websites utilizing our software which we make available on an ASP basis. We believe that offering a prospective client the opportunity to participate in our network of career sites and having us build a career center for the client's own website, gives us a flexibility which we believe is not enjoyed by any of our competitors. We believe that by offering multiple solutions to online recruiting needs, we have established our own unique niche in the online recruiting market.

Our CareerEngine Network Division

     Most online job sites lack specialized capabilities. Their postings are broad based, covering all types of jobs in many industries. As a result, job seekers must often search through exhaustive lists of unsuitable opportunities. The CareerEngine Network is different. Our category specific approach enables job seekers to focus on those opportunities which are suitable for their skills. Recruiters and employers can quickly find and attract qualified candidates with specialized skills and expertise. We believe we offer one of the largest network of independent career sites through which a recruiter can conveniently and cost effectively focus on highly trained qualified candidates suited for specific job openings. The vertical orientation of our job sites - which encompass fields ranging from accounting to sales and IT - makes it easier for job seekers and potential employers to locate and evaluate one another.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The number of aggregate postings on our network has fluctuated since we began building our network in March 1999. As of December 12, 2000, the approximate number of job postings on our network sites was 51,200. While many of these postings are placed by corporations and recruiters, we derive a significant number of postings through our network of over 40 distribution partners. These partners include major online and offline recruitment advertising firms and major recruitment and placement agencies that seek a variety of websites, both category specific and broad based, to post their clients' job openings. Some of our distribution partners include

     o    TMP Worldwide,
     o    CareerBuilder, Inc.,
     o    Bernard Hodes,
     o    Vault.Com,
     o    Shaker Advertising and
     o    Recruit USA.

We believe that these distribution arrangements are particularly valuable because we have no sales expense associated with the postings of our distribution partners. There are more than 5,000 salespersons and/or account executives engaged by our distribution partners involved in soliciting job postings. Our distribution partners pay us our standard posting fee less a commission for postings they originate and list on the CareerEngine network.

     Among the services provided employers and recruiters on our network is the opportunity to access our confidential resume database containing resumes placed on our category specific websites by job seekers. These resumes are furnished to them with built-in safeguards to protect the privacy concerns of applicants.

     Recently, we have entered into a number of co-branding arrangements where we either develop or upgrade a career site for a co-branding partner that is a leader in its particular field, such as

     o    CFO.com, the online division of CFO Magazine,
     o    Crain's NY.com, the online version of the financial news journal, and
     o    Engineering.com, a site serving the engineering community,
     o JoC.com, the online version of The Journal of Commerce, an Economist Group publication.

These sites participate as members of our CareerEngine Network together with our own vertical career sites and we share the revenues generated. Another partner is SmartMoney.com, a popular website offering personal financial news, tools and investment advice. Users of this site will now have access to a career center created by us offering confidential resume hosting, job postings and career specific news.

         Revenue from the CareerEngine Network Division is derived from

         a.       job posting fees,
         b.       joint venture transactions with major content providers;
         c.       corporate advertisement placements and
         d.       sponsorships.

Our CareerEngine Solutions Division

         Online career centers are becoming increasingly utilized by publishers, corporations and other organizations. Web publishers can utilize career centers to create additional revenue streams and retain visitors. Corporations can use a career center to make their online recruitment efforts more productive. Early in 2000, we formed our CareerEngine Solutions Division to offer the experience, staff and know-how to build, host and maintain on an ASP basis career centers for on and offline organizations more

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

effectively, quicker and at considerably less cost than would be the case if the organizations built and maintained their own websites. These career centers will provide the opportunity to attract and recruit the best candidates by providing them with the ability to quickly assess the company's visions and competitive advantages.

     We develop customized career content for our client's site, and recommend "plug-ins" that incorporate the latest technology - such as job search agents and confidential resume hosting. If the site we construct becomes an important revenue producer for the company, it has the option of joining the CareerEngine Network and share in the benefit of having over 5,000 sales representatives selling and marketing job postings for the site. We also provide programs to help the company effectively sell advertising inventory, facilitate site updates and provide customer service.

    Revenues generated by this division include a portion of initial cash set up fees and monthly subscription-type revenue streams based upon contractual terms. In the nine months since we started this division, we have signed up seven clients and generated division revenues of $205,000.

The Market Opportunity For Online Recruitment

     According to industry sources, business in the U.S. spent in excess of $13 billion in 1997 to hire new employees by advertising job openings in newspapers and by utilizing headhunters. With the acceptance of the Internet as an attractive medium for online recruiting, an increasing share of recruiting efforts will be conducted online. According to Forrester Research, Inc. the size of the online recruiting market will increase from $105 million in 1998 to $1.7 billion in 2003. We believe that the complementary recruitment services offered by our two divisions places us in a strong position to take advantage of these favorable market prospects.

Recent Initiatives

     During the last six months we have announced the following initiatives:

     o Offered a wireless job search service, which alerts job seekers via wireless technology about job opportunities that match their specifications. The Wireless Job Search Agent alerts candidates to the most current job listings through their cellular phones. The service speeds the career search process, enabling users to leverage the instant notification of wireless technology.
     o Created a career search section for CFO.com, the online division of CFO Magazine
     o Created a career search section for SmartMoney.com, the online division of SmartMoney Magazine.
     o Created a career search section for JoC.com, the online version of The Journal of Commerce, an Economist Group publication.
     o Enhanced our Job Search Agent to include an 'Auto-Apply' functionality. Auto-Apply allows a registered user to have their resume automatically submitted as new job postings become active on our sites.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offering

Securities Offered

2,500 units:

     Each unit consists of

     o a $1,000 principal amount of $12% convertible debentures due on March 31, 2010,
     o    Class A warrants to purchase 250 shares of common stock and
     o    Class B warrants to purchase 250 shares of common stock

     The debenture and the warrants will trade only as a unit for six months following this offering, unless we agree with the underwriter that separate trading may begin sooner. Thereafter, each of the securities will trade separately. For more information, see "Description of Securities."

The Debentures:

      Principal Amount of Debenture ..  $1,000.

      Annual Interest Rate ...........  12% interest.

      Payment of Interest ............  Quarterly in cash on January 1, April 1,
                                        July 1 and October 1 of each year, commencing July 1, 2001.

      Maturity .......................  March 31, 2010.

      Conversion by Holder ...........  A Holder may convert all or a portion of the  principal  amount of his  debenture
                                        outstanding at the time such  conversion
                                        is effected into our common stock at any
                                        time before the close of business on the
                                        earlier  of March  31,  2010 or the date
                                        that  principal  and interest  under the
                                        debenture  has been paid in full.  If we
                                        call the  debenture  for  redemption,  a
                                        Holder may convert his  debenture at any
                                        time before the close of business on the
                                        redemption date. The initial  conversion
                                        price is $2.00  per  share,  subject  to
                                        adjustment   in   certain   events.   On
                                        conversion, no payment or adjustment for
                                        accrued  and  unpaid  interest  will  be
                                        made.   All   such   interest   will  be
                                        forfeited.

      Redemption .....................  by Holder Up to $50,000  total  value of the debentures of any holder upon notice
                                        of the  holder's  death  and  redemption
                                        election  by  his or  her  estate.  This
                                        right   of   redemption   may   only  be
                                        exercised  by the estate of the original
                                        holder.   It  does   not   pass  to  any
                                        transferee.

      Redemption by Us ...............  We  can   redeem  all  or  part  of  the
                                        debentures at 100% of their principal amount, plus accrued interest to the redemption date if the closing price of our common stock equals or exceeds 2.154 times the then conversion price for a period of 20

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        consecutive trading days ending three trading days prior to the notice of redemption.

      Ranking ........................  The  debentures  are  second in right of repayment  to all of  our  senior  debt.
                                        Senior debt is any indebtedness  payable
                                        to banks or other traditional  long-term
                                        institutional  lenders such as insurance
                                        companies and pension  funds,  unless in
                                        the  instrument  creating or  evidencing
                                        such  indebtedness,  it is provided that
                                        such indebtedness is not senior in right
                                        of payment to the debentures. If we were
                                        to become  insolvent,  such  senior debt
                                        would  have  a  priority   of  right  to
                                        repayment   in   connection   with   our
                                        liquidation.

      Transferability ................  There are no  transfer  restrictions  on the debentures. However, the right to redemption upon death of the initial holder will terminate on transfer.

     Please refer to "Description of Securities - The Debentures and the Indenture."

Class A Warrants:


     The Class A warrants are exercisable at a price of $4.00 per share until they expire on March 31, 2003, subject to adjustment in certain events. We may redeem the A Warrants on not less than 30 days notice at a redemption price of $0.001 per Warrant, provided that the reported closing price of our common stock equals or exceeds 150% of the then exercise price of the warrant for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. Please refer to "Description of Securities - Class A Warrants."

Class B Warrants:

     The Class B warrants are exercisable at a price of $6.00 per share until they expire on March 31, 2005, subject to adjustment in certain events. We may redeem the B Warrants on not less than 30 days notice at a redemption price of $0.001 per Warrant, provided that the reported closing price of our common stock equals or exceeds 150% of the then exercise price of the warrant for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. Please refer to "Description of Securities - Class B Warrants."

Risk Factors:

     An investment in the units involves a high degree of risk. You should not consider this offer if you cannot afford to lose your entire investment. Please refer to "Risk Factors" for factors you should consider.

Use of Proceeds:

     The  net  proceeds  from  the  offering,   estimated  to  be  approximately
     $ 2,000,000, will be used primarily for sales and marketing, continued development and enhancement of the operations of the two divisions of our wholly-owned subsidiary, CareerEngine, Inc. , and for working capital. For more information regarding how we will use the proceeds, please refer to "Use of Proceeds."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Summary Financial Data

     Set forth below are selected financial data for each of the periods indicated. The selected financial data for the years ended December 31, 1999 and 1998 as well as the nine-month periods ended September 30, 1999 and 2000 and the selected balance sheet data as of December 31, 1999 and September 30, 2000 have been derived from the audited and unaudited financial statements included elsewhere in this prospectus. Results for the nine month period ended September 30, 2000 are not necessarily indicative of the results for the full fiscal year. These unaudited financial statements reflect all adjustments (consisting of normal recurring accruals) and disclosures which, in the opinion of our management, are necessary for a fair statement of results for the periods presented . All of the information set forth below should be read in conjunction with our consolidated financial statements, including the notes thereto, "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included in this prospectus.

                                                          Year Ended                   Nine Months Ended
                                                         December 31,                    September 30,
                                               --------------------------------  ------------------------------
                                                    1999             1998             2000            1999
                                               --------------   --------------   --------------  --------------
                                                                                  (Unaudited)      (Unaudited)
Continuing Operations:
   Revenues                                    $    1,471,421   $    1,944,408   $    2,296,448  $    1,877,428
   Expenses                                         4,424,308        2,267,067        5,789,443       2,228,529
                                               --------------   --------------   --------------  --------------
Loss from continuing operations
before income taxes                                (2,952,887)        (322,659)      (3,492,995)       (351,101)
   Income tax provision                                10,098         (108,477)          15,340          12,163
                                               --------------   ---------------  --------------  --------------
Loss from continuing operations                    (2,962,985)        (214,182)      (3,508,335)       (363,264)
Loss from discontinued operations                  (1,089,409)        (410,227)        (730,318)     (1,226,550)
                                               ---------------  ---------------  --------------- ---------------

Net Loss                                       $   (4,052,394)  $     (624,409)  $   (4,238,653) $   (1,589,814)
                                               ===============  ===============  =============== ===============

Per common share - basic and diluted
   Loss from continuing operations             $         (.55)  $         (.03)  $        (.65)  $         (.06)
   Loss from discontinued operations                     (.20)            (.08)           (.13)            (.23)
                                               ---------------  ---------------  --------------- ---------------
   Net loss                                    $         (.75)  $         (.11)  $        (.78)  $         (.29)
                                               ===============  ===============  =============== ===============

Weighted average number of common
   shares outstanding - basic and
   diluted                                          5,435,673        5,489,376        5,440,090       5,435,964
                                               ===============  ===============  =============== ===============

--------------------------------------------------------------------------------

                                                                                  September30,   December 31,
                                                                                     2000           1999
                                                                                 -------------  -------------
                                                                                  (Unaudited)
Total assets
Total liabilities exclusive of liabilities relating to discontinued operations   $  5,604,841   $  7,060,445
Excess of liabilities over assets of discontinued operations                     $  3,396,733   $  1,891,201
Total stockholders' equity                                                       $  3,361,269   $  3,215,344
                                                                                 $ (1,153,161)  $  1,953,900

                            ------------------------

     Our principal executive office is located at Two World Trade Center, Suite 2112, New York, New York 10048. Our telephone number is (212) 775-0400 and our Web site addresses are www.CareerEngine.com and www.CareerEngine.net. Information contained on our websites is not a part of this prospectus.

     Unless otherwise indicated, all information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     This offering involves a high degree of risk. Each prospective investor should carefully consider the risks described below and other information in this prospectus before making an investment decision.

We have a limited operating history in the online employment recruitment business and we may not be successful.

     We did not commence operations as an online employment recruiting service until March 1999 when we began building our network career sites. It was not until the end of the first quarter of 2000 that we started offering our ASP services through our newly formed CareerEngine Solutions Division. As a result, we have a limited operating history upon which you can base an evaluation of our current business and prospects. During the past five years, we concentrated in providing merchant and investment banking services, primarily related to real estate projects, and financial consulting services. In August 2000, we discontinued these business segments to concentrate on our efforts on our online recruiting business.

     Our business model for offering multiple solutions to online recruiting needs has only been in place since the beginning of 2000. Accordingly, its effectiveness has not been adequately tested. Accordingly, we cannot guarantee that we will be able to generate the profits necessary to sustain our business expectations. You must consider the risks, expenses and problems frequently encountered by an early stage business in a rapidly evolving market, which makes our ability to implement successfully our business plan uncertain. Some of the risks that we may face include our ability to:

     o attract and maintain additional job listings on our existing vertical career sites and target new career destination sites;

     o induce suitable companies and firms pre-eminent in their respective fields to enter into co-branding agreements with us;

     o develop and expand our client base for ASP services to the point where our Career Solutions Division becomes self sufficient;

     o maintain current and develop new distribution relationships with highly trafficked on and offline sites;

     o    respond effectively to competitive pressures; and

     o    attract, retain and motivate qualified personnel.

Furthermore, we do not know

     o if we will have the experience and talent to overcome technical difficulties that may arise from time to time that could delay or prevent the successful design, development, testing, introduction or marketing of solutions, or

     o that any new solutions or enhancements to existing solutions will adequately meet the requirements of our current and prospective customers and achieve any degree of significant market acceptance.

If, for technological or any other reasons,

     o we are unable to develop and introduce new solutions or enhancements to existing solutions in a timely manner or in response to changing market conditions or customer requirements, or

     o if our solutions or enhancements contain errors or do not achieve a significant degree of market acceptance,

our financial position, results of operations and cash flows could be materially and adversely affected.

Our untested pricing models may not generate expected revenue.

     Because we have limited experience in pricing our online recruitment servicing we cannot accurately forecast the magnitude, timing or profitability of future revenues. We have priced our service so that we receive

     o    a fixed schedule of fees for job listings on each site in our network;

     o fees based on various pricing models for resume matching through resume subscription by employers and recruiting firms;

     o fees in accordance with three pricing plans for providing ASP service based on the type and sophistication of the services offered;

     o no up front fees but complete sharing of all revenues for co-branding arrangements; and

     o reduced job posting fees from distribution partners to allow for negotiated commissions.

     Until we gain more experience in pricing our services we cannot be sure that with respect to some or all of our services we have established a pricing policy that is both competitive with what others are charging and at the same time sufficient to assure us a fair return. We would expect to fine tune our pricing policies as we gain more experience in our revenue models. In any event we have no assurance that our pricing models, even if modified to meet changing conditions or evaluations, will be sufficient to sustain operations and to enable us to continue in business.

     Another significant pricing risk is in the selection of co-branding partners. These arrangements are entered into with the understanding that our co-branding partners have followings sufficient to produce a strong revenue stream which they will share with us. Since the cost of all the set up, hosting and maintenance charges are borne solely by us, if we guess wrong in the selection of our co-branding partners we may sustain large and continuing losses in meeting our obligations under these arrangements without any offsetting return which may in turn threaten our continued viability.

We have a history of losses and we expect continued losses.

     For the year ended December 31, 1999, we generated revenues from continuing operations of $1,471,000, of which $31,000 related to our online recruiting operations, and sustained losses from continuing operations of approximately
$2,963,000. For the first nine months of 2000, we generated revenues from continuing operations of $2,296,000, of which $930,000 related to our online recruiting operations, and sustained losses from continuing operations of approximately $3,508,000. These losses were directly attributable to our online recruiting activities. We expect these operating losses to continue for the next six to nine months because of our need to incur additional costs and expenses related to:

          o increased marketing and advertising to strengthen brand awareness and to develop and expand our ASP offerings;

          o    rapid expansion of our sales and other personnel;

          o    continued development of our career websites;

          o development of strategic relationships with industry-focused Internet sites; and

          o upfront charges to be incurred in developing co-branded websites in connection with our aggressive promotions of this type of business relationship.

Our ability to become profitable depends on our ability to generate and maintain greater revenues which depends in turn on:

          o our ability to convince employers and recruiters to utilize our websites for their online recruiting needs;

          o the continued growth and acceptance of the Internet as a recruiting tool;

          o    the number of job seekers who visit our websites;

          o    the number of job opportunities posted on our websites;

          o attracting a sufficient number of additional ASP customers to establish our Solutions Division as a self sufficient entity.

     If we do achieve profitability, we cannot be certain that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. Our inability to achieve or maintain profitability or positive cash flow could result in disappointing financial results, impede implementation of our growth strategy or cause the market price of our securities decrease. We may not be able to achieve profitability.

We will require substantial additional funding in order to finance the development of our business. Our inability to obtain such financing or significantly increase revenues most likely will have an adverse effect on our business.

     Our success will depend on inducing greater usage by employers and recruiters by our network services and on securing more widespread acceptance of our CareerEngine Solutions ASP services. This means having an adequate advertising and marketing budget and adequate funds to continue to promote our services. We expect that the net proceeds from this offering together with our existing resources will be sufficient to meet our cash needs for at least 12 months. However, if the actual costs of adding to and enlarging our customer base are higher than projected or our contemplated future revenues fall below our current expectations, we may need additional financing before the expiration of 12 months.

     Through September 30, 2000, we have been operating at a negative cash flow rate of approximately $500,000 per month. We expect the negative cash flow of approximately $500,000 to continue through December 31, 2000. We have initiated a cost reduction strategy and expect to be operating at a negative cash flow rate of approximately $300,000 per month, commencing January 2001.

     We estimate that we must generate an aggregate of at least approximately $450,000 per month in gross revenues before our cash flow will be adequate to cover our operating expenses and capital expenditures.

We have sustained our operations primarily from our own corporate resources and proceeds from the private financing of units. We estimate that we will need, at least, an additional $6 million, including the funds to be obtained from this offering, over the next 18 months in order to complete development of the additional active web sites. We anticipate, but cannot assure, that this financing will come from the exercise of the warrants. We cannot assure that the price of our common stock will ever attain sufficient levels to induce the exercise of the warrants. In the event that the warrants are not exercised within the time period needed to finance our development of the additional active web sites, we will be forced to seek alternate sources of financing, most likely from one or more additional public or private equity or debt offerings. We currently have no commitments for any of such additional fundings. We may not be able to raise needed cash on terms acceptable to us or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders. If sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans to the extent of available funding, which would have an adverse effect on the successful implementation of our planned business development.

Our earnings may fluctuate seasonally, which may affect our financial results.

     As a result of our limited operating history in the online recruitment business, we do not know if the online recruitment market is subject to seasonal fluctuations. We believe that revenue from print media, recruiting search firms and other traditional recruiting services are generally lower in the months of August, November and December because of reduced recruiting and job search activity during vacation periods and holiday seasons. As the online recruitment market develops, we may find that similar seasonal and cyclical patterns characterize online recruiting or we may discover other seasonal patterns. If seasonal fluctuations develop in the online recruitment market, our business, results of operations and financial condition could be materially and adversely affected.

Our business could be adversely affected by a downturn in the economy.

     Online recruitment is a new industry and we do not know how sensitive our industry is to general economic conditions. Demand for online recruitment offerings may be significantly and adversely affected by the level of economic activity and employment in the United States. High economic growth has given rise to rapid employee turnover. A slowdown in the economy could arrest this movement and cause employers to reduce or postpone their recruiting efforts generally, and their online recruiting efforts in particular. Therefore, if a significant economic downturn or recession occurs in the United States, our projections and prospects could be materially and adversely affected.

One of our strategies is to establish awareness of our career sites through the establishment of partnerships with established branded partners, and if these partners fail to maintain these brands, we may not be able to sustain or increase the number of employers, recruiters and job seekers using our websites.

     We believe that establishing and maintaining our "co-branded" career websites is an important aspect of our business. These brand names are critical in our efforts to establish, maintain and increase the number of employers, recruiters and job seekers who use our websites. We believe that the importance of brand recognition will increase due to the continued growth in the number of competitors entering the online recruiting market. Our ability to promote and position our sites depends largely on the success of our partners continuing marketing efforts and our ability to effectively satisfy the needs of employers, recruiters and job seekers. To promote our brand names, we intend to substantially increase our visibility by attending trade shows and placing a few select targeted print ads and online sponsorships without increasing our marketing budget. A portion of the net proceeds from this offering will be used for this purpose. If we fail to successfully promote and maintain our brand names, or if we incur excessive expenses attempting to promote and maintain them, we may be unable to implement our business plan and our financial results may suffer. See "Use of Proceeds."

We have significant competition from a variety of sources.

     The market for online recruitment solutions is intensely competitive and highly fragmented. Our Network Division competes directly with a number of companies such as CareerBuilder, Inc. which maintains career specific job sites. Our Solutions Division faces competition with a growing number of firms offering ASP services for career and job searchers such as BrassRing, WebHire Inc. and iSearch to name just a few. In addition, we compete with large companies that offer a single database "job board" solution, such as Monster.com and Headhunter.net. We also compete with large Internet information hubs, or portals, such as Excite.com. We may experience competition from potential customers to the extent that they develop their own online recruitment offerings internally. In addition, we compete with traditional recruiting services, such as newspapers and employee recruiting agencies, for a share of employers' total recruiting budgets. We expect to face additional competition as other established and emerging companies, including print media companies and employee recruiting agencies with established brands, enter the online recruitment market. We may also face competition from organizations that choose to develop online recruitment offerings internally. It is also possible that, as the online recruitment market develops and new products and services are introduced, we may face competition from the members of the network of our distribution partners.

     Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater brand recognition and a larger installed customer base than we do. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships to expand their offerings and to offer more comprehensive solutions.

     We believe that there will be rapid business consolidation in the online recruitment industry. Accordingly, new competitors may emerge and rapidly acquire significant market share. In addition, new technologies will likely increase the competitive pressures that we face. The development of competing technologies by market participants or the emergence of new industry standards may adversely affect our competitive position.

     As a result of these and other factors, if we are not able to compete effectively with current or future competitors, we will not succeed in our business plan.

If we lose the services of our executive officers, or if we cannot recruit and retain additional skilled personnel, our business may suffer.

     We depend on the continued services and performance of George W. Benoit, Chairman and Thomas J. Ferrara, President and Chief Executive Officer for our future success. We do not have an employment agreement with Messrs. Benoit or Ferrara. If any one or more of Messrs. Benoit or Ferrara become unable or unwilling to continue in their present positions, our business and financial conditions could be damaged. We are not the beneficiaries of any key person life insurance covering them or any other executive.

     We depend upon the ability to attract, hire, train and retain highly skilled technical, sales and marketing, and support personnel, particularly with expertise in Internet solutions and online recruiting. Competition for qualified personnel throughout our industry is intense. If we fail to attract, hire or retain such personnel, our business, results of operations and financial condition could be materially and adversely affected. We may experience difficulty providing the proper level of service to our customers or incur increased costs due to rising salary and benefit levels. If we are unsuccessful in attracting and training new employees, or retaining and motivating our current and future employees, our business could suffer significantly.

We do not have long-term agreements with employers and recruiters, which may cause our revenue to fluctuate.

     We derive a substantial portion of our revenues from employers and recruiters who will pay to post job opportunities on our website. Generally, these employers and recruiters will post their job opportunities on a monthly basis. They will have no obligation to purchase any upgrades or other service offerings, or to post any job opportunities for more than a month at a time. As a result, an employer or recruiter that generates substantial revenue for us in one month may not do so in a later month. It is, therefore, essential that we continually maintain existing accounts and establish and develop new accounts with employers and recruiters. If we fail to attract and maintain a sufficient level of job postings, our business, results of operations and financial condition could be materially and adversely affected.

     In addition, our agreements with ASP clients, distribution partners and co-branding partners have durations of between one and three years. Consequently, our survival depends in part on our ability to either renew these agreements when they expire or replace them with arrangements with new clients.

We may be unable to effectively manage rapid growth that we may experience, which could place a continuous strain on our resources.

     We plan to rapidly expand operations in both our divisions which expansion we believe will be required to for us to attain a positive cash flow and profitability. Our rapid growth, if it occurs, will impose significant demands on our management, financial, technical and other resources. To manage our future growth, we must adapt to changing business conditions and improve existing systems or implement new systems for our financial and management controls, reporting systems and procedures. Furthermore, in order to achieve rapid growth, we may acquire technologies or products or enter into strategic alliances. For us to succeed, we must make our existing technology, business and systems work effectively with those of any strategic partners without undue expense, management distraction or other disruptions to our business. If we fail to manage any of the above growth challenges successfully, our business, results of operations and financial condition could be materially and adversely affected.

We depend on third parties to facilitate access to our websites, and face risks of capacity constraints, which could increase our expenses or reduce our revenues unexpectedly.

     We depend on Globix, Inc. and other Internet service providers and website operators, which may experience Internet connectivity outages. Such outages may cause users to experience difficulties in accessing our own websites and for those constructed and hosted by us for others. Any system failures at these third parties may cause an interruption in service or a decrease in responsiveness of these websites and may impair users' perceptions of them. Any failure to handle current or increased volumes of traffic on these websites may impede our ability and those for whom we construct, host and maintain sites to sustain or increase the number of employers, recruiters and job seekers who use these websites.

     We anticipate that we will derive a substantial portion of our revenues from employers and recruiters that pay to post and upgrade their job opportunities. The amounts they are willing to pay to post and upgrade their job opportunities will depend to a significant degree on the number of job seekers who will visit our websites. We will depend on the performance, reliability and availability of our websites and those of our distribution partners to attract and retain these job seekers. Capacity constraints could prevent them from accessing our websites for extended periods of time and decrease our traffic. Decreased traffic could result in fewer employers and recruiters posting job opportunities on our websites or buying fewer upgrades and other enhanced services. This would result in decreased revenues. In addition, if the number of employers, recruiters and job seekers on our websites increases substantially, we may experience capacity constraints and need to expand or upgrade our technology at a time when we do not have adequate funds to do so, or when that technology is not readily available.

We rely on technology that is owned by third parties.

     We license certain technology that is incorporated into our services and related products from third parties. Examples include licenses relating to Server software from Microsoft SQL Server Enterprise, Microsoft Windows NT Server Enterprise, and Verity Information Server. These licenses are perpetual. In light of the rapidly evolving nature of Internet technology, we may increasingly need to rely on technology from other vendors. Technology from others may not continue to be available to us on commercially reasonable terms, if at all. The loss or inability to access such technology could result in delays in our development and introduction of new services and related products or enhancements until equivalent or replacement technology could be accessed or developed internally. If we experience such delays, our ability to keep abreast of technological changes and developments could be severely arrested.

We do not own any patents and may not be able to protect our proprietary rights.

     Our success and ability to compete depend to a significant degree on our internally developed proprietary technology and on our brand, marks and domain names. We have not applied for nor do we have patent protection for our technology. We have applied for federal trademark registration for our
CareerEngine name though it has not yet been granted. Aside from our name we rely intellectual property laws, and on confidentiality and non-disclosure agreements with our employees and third parties, to establish and protect our proprietary rights. We cannot assure you that the steps we have taken to protect our proprietary rights will be adequate or that we will be able to defend our marks. If we are unable to secure or protect our marks and systems, we could suffer a loss of good will standing in the industry and ultimately in revenues.

     Third parties may claim that our business activities infringe upon their proprietary rights. From time to time in the ordinary course of business we may be subject to claims of infringement of third parties' trademarks and other intellectual property rights. Such claims could subject us to significant liability and result in invalidation of our proprietary rights. These claims could also be time-consuming and expensive to defend, even if we ultimately are not found liable. In addition, these claims could divert our management's time and attention.

Our business may suffer if users confuse similar domain names with those of our category specific career websites.

     There are a number of companies in the online recruiting market with corporate and domain names similar to ours. We cannot assure you that potential users of our websites will not confuse our name and the domain names of our category specific career websites with similar names used by others. If any confusion occurs, we may lose business to competitors, or some of our users may have negative experiences with these other companies or websites that they mistakenly associate with us.

Our business is dependent on the development and maintenance of the Internet infrastructure.

     Our success will depend, in large part, upon the development and maintenance of the Internet infrastructure as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products, such as high speed modems, for providing reliable Internet access and services. We cannot assure you that the Internet infrastructure will continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, greater frequency of use or increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we may have to expend considerable resources to adapt our offerings accordingly. Furthermore, in the past, the Internet has experienced a variety of outages and other delays. Any future outages or delays could affect the Internet sites on which our customers' job advertisements are posted and the willingness of employers and job seekers to use our online recruitment offerings. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

Our business depends on the acceptance of the Internet as a recruiting medium and an accepted means for doing business.

     Our future is highly dependent upon a significant increase in the use of the Internet as a recruiting medium. The online recruitment market is new and rapidly evolving, and we cannot yet gauge its effectiveness as compared to traditional recruiting methods. As a result, demand and market acceptance of online recruitment offerings are uncertain. Many of our current and potential employer customers have little or no experience using the Internet for recruiting  purposes  and  have  allocated  only  a  limited  portion  of  their recruiting budgets to online recruiting. The adoption of online recruiting, particularly by those entities that have historically relied upon traditional methods of recruiting, requires the acceptance of a new way of conducting business, exchanging information and advertising for jobs. Such customers may find online recruiting to be less effective for meeting their hiring needs relative to traditional methods of recruiting employees. We cannot assure you that the online recruitment market will continue to emerge or become sustainable.

     Our success also depends on the continued development of the Internet as an accepted means for doing business; upon continued improvement in the reliability, speed, security and ease of use of the Internet; and increased access to the Internet, through personal computers or otherwise.

     If the online recruitment market fails to develop or develops more slowly than we expect or the Internet does not become an accepted means for doing business, our business, results of operations and financial condition would be materially and adversely affected.

We may be adversely affected by government regulations and legal uncertainties associated with the Internet.

     Laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent, but the legislative and regulatory treatment of the Internet remains largely unsettled. The U.S.
Congress has adopted Internet laws regarding copyrights, taxation and the protection of children. In addition, a number of other legislative and regulatory proposals under consideration by federal, state, local and foreign governments could lead to additional laws and regulations affecting the right to collect and use personally identifiable information, online content, user privacy, taxation, access charges and liability for third-party activities, among other things. For example, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, in the United States, that may impose additional burdens on companies conducting business over the Internet.

     Although our transmissions originate from New York, the governments of other states might attempt to regulate our transmissions or levy sales or other taxes relating to our activities. Courts may seek to apply existing laws not explicitly relating to the Internet in ways that could impact the Internet, and it may take years to determine whether and how laws such as those governing intellectual property, privacy, libel and taxation will affect the Internet and the online recruitment industry.

     Existing or future laws or regulations affecting the Internet could lessen the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium, and could reduce the demand for our services or increase our cost of doing business. Any of these events could cause our business, financial condition and results of operations to be materially and adversely affected.

Because our business involves the transmission of information, we may incur liability for information retrieved from or transmitted over the internet.

     We may be sued for defamation, obscenity, negligence, copyright or trademark infringement or other legal claims relating to information that is posted or made available on our websites. Other claims may be brought based on the nature, publication or distribution of our content or based on errors or false or misleading information provided on our websites. These types of claims have been brought, sometimes successfully, against online services in the past. We could also be sued for the content that is accessible from our websites through links to other Internet sites. Although we have commercial liability insurance with $1 million coverage with a $1 million umbrella, awards may exceed these amounts. We do not have errors and omission liability insurance. We also offer email services, which may subject us to potential risks, such as liabilities or claims resulting from unsolicited email or spamming, lost or misdirected messages, security breaches, illegal or fraudulent use of email, or interruptions or delays in email service. Our insurance does not specifically provide for coverage of these types of claims and therefore may not adequately protect us against these types of claims. In addition, we could incur significant costs in investigating and defending these claims, even if we ultimately are not found liable. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

Concerns regarding security of transactions and transmitting confidential information over the Internet may negatively impact our electronic commerce business.

     We believe that concern regarding the security of confidential information transmitted over the Internet, such as resumes submitted in confidence and credit card numbers, prevents many potential users of our services from engaging in online transactions. If we do not add sufficient security features to our websites, our services may not gain market acceptance or there may be additional legal exposure to us. We have included basic security features in some of our products to protect the privacy and integrity of customer data, such as password requirements to access some data.

     Despite the measures we have taken, our infrastructure is potentially vulnerable to physical or electronic break-ins or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. We may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as electronic commerce becomes more prevalent, our customers will become more concerned about security. If we do not adequately address these concerns we may incur liability and we may not be able to sustain or increase the number of employers, recruiters and job seekers using our services.

Our early stage Internet operations are vulnerable to interruptions and breakdowns in service.

     As an early stage Internet business we are particularly vulnerable to breakdowns and interruptions in our service which could disrupt our ability to provide continued and sustained support to advertisers and publishers. Computer viruses, for example, may result in interruptions, which may cause us to incur additional operating expenses to correct problems we may experience. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is publicly disclosed, our reputation could be materially damaged and our visitor traffic may decrease. If because of interruptions our customers and prospective customers lose faith in our ability to serve their needs, they may choose more traditional means for posting their ads.

Our operations and services are vulnerable to natural disasters.

     Our operations and services depend on the extent to which our computer equipment and the telecommunications infrastructure of our third-party network providers is protected against damage from fire, power loss, telecommunications failures, and similar events. Despite precautions taken by us and our third-party network providers, over which we have no control, a natural disaster or other unanticipated problems at our network hub, or a third-party network provider point of presence could cause interruptions in the services that we provide. If disruptions occur, we may have no means of replacing these network elements on a timely basis or at all. We do not currently maintain back-up
Internet services or facilities or other back-up computing and telecommunications facilities. Extensive or multiple interruptions in providing users with Internet access are a reason for user decisions to stop using access services. Accordingly, any disruption of our services due to system failure could have an adverse effect on our business, results of operations and financial condition.

Our management has broad discretion over use of proceeds from this offering and may fail to use them effectively to increase our business.

     If all of the Units offered hereby are sold, the net proceeds of this offering are estimated to be approximately $2,000,000, assuming that no warrants are exercised. We will retain broad discretion regarding the allocation of these funds. We intend to use a majority of the net proceeds for increased sales, advertising and marketing expenses and the development of our websites. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. We may use the net proceeds ineffectively or for purposes with which you disagree. Our failure to apply the proceeds effectively could impede our ability to expand our business.

The market price of our debentures and warrants may be volatile.

     The market price of our debentures and warrants which will be closely tied to the market price of our common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

     o    variations in quarterly operating results;

     o    changes in financial estimates by securities analysts;

     o    our announcements of significant contracts, milestones, acquisitions;

     o    strategic relationships or capital commitments;

     o    additions or departures of key personnel;

     o    sales of common stock or termination  of stock transfer  restrictions;
          and

     o fluctuations in stock market price and volume, which are particularly common among securities of Internet companies.

     In the past, following periods of volatility in the market price of a company's securities, securities class action litigation often has been instituted against that company. Such litigation is expensive and diverts management's attention and resources. Any one of the factors noted herein could have an adverse affect on the value of the debentures and warrants.

Anti take over provisions of the Delaware Corporation Law.

     The Delaware Corporation Law contains provisions which may enable our management to retain control and resist a takeover of our company. Accordingly, these provisions could discourage or make more difficult a merger or other type of corporate reorganization even if they could be favorable to the interests of our stockholders.

Our officers and directors exercise significant control over our affairs, which could result in their taking actions of which other stockholders do not approve.

     Our executive officers and directors and entities affiliated with them currently control approximately 45.0% of our outstanding common stock. After this offering they will control approximately 36.0% of our outstanding capital stock, assuming that the over-allotment option is exercised and that all of the debentures are converted into shares of our common stock. These stockholders, if they act together, may be able to exercise substantial influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock.

Lack of dividends.

     We have not previously paid any cash dividends on our common stock and currently intend to retain all future earnings, if any, to finance the development and expansion of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future.

There is no prior public trading market for our Units, Debentures or Warrants. If sustained public trading markets in these securities do not develop, your ability to sell the securities at acceptable prices may be adversely affected. In addition, due to the limited number of debentures, it is possible than a sustained trading market for the debentures will not develop.

     Prior to this offering, there was no public trading market for our units, debentures or warrants and there can be no assurance that a public trading market for these securities will be developed or maintained in the future. Although we anticipate that these securities will be approved for listing on the American Stock Exchange, the development of a public market depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which we have no control. There can be no assurances that

     o you will be able to liquidate your investment without considerable delay, if at all,
     o quotations will be available on the American Stock Exchanges as contemplated, or
     o    if a market develops, that such market will continue.

The trading volume for these securities may have a significant impact on their respective market prices.

     In addition, since only a limited number of debentures and a limited principal amount of debentures will be issued, there is a good change that a sustained market for the debentures will not develop. In such an event, you may not be able to sell your debentures and you may be required to hold on to them until maturity.

See "Description Of Securities."

Risk of ownership of the debentures.

     The debentures are our general unsecured obligations and are subordinate to all of our "Senior Indebtedness" except indebtedness which by its term is subordinate or equal in right of payment to the debentures. Our ability to make payments of interest on the debentures and to repay the principal thereof at maturity may be affected by the success of our operations and the amount of our other indebtedness. We are permitted to incur additional indebtedness in the future without limitation or restriction by reason of the debentures. This additional indebtedness, subject to limited exceptions, could be superior to or equal in right of payment with the indebtedness of the debentures. The debentures will not be personally guaranteed or rated by any agency, and there will be no sinking fund with respect thereto. Accordingly, an investment in the debentures is speculative, involves a high degree of risk, and should be purchased only by persons who can afford an entire loss of their investment.

Default on Senior Indebtedness.

     If we default on any Senior Indebtedness, such Senior Indebtedness must be discharged in full before any payments can be made for principal, interest, or otherwise on account of the debentures. Senior Indebtedness includes any bank or similar debt we may incur in the future.

Default on debentures.

Default on any Senior Indebtedness does not itself constitute a default under the debentures or the indenture. A default with respect to the debentures occurs only upon the failure to timely make a payment required with respect to the debentures or the occurrence of other specific events enumerated as defaults in the debentures. Inasmuch as payments under the debentures are due only quarterly, we could experience financial difficulties months before a payment due date on the debentures, and the debenture holders would be unable to declare a default with respect to the debentures until the next payment due date passed without payment being made under the debentures. In any event, should a default occur under the terms of the debentures, unless the holders of more than 50% of the principal amount of the debentures elect to declare a default, no individual debenture holder will have the right to pursue his or her remedies thereunder.

Possible loss of interest on conversion.

     If a debenture is surrendered for conversion , the holder of such debenture will not receive the accrued but unpaid interest on the debenture.

Possible taxable dividend.

     If we were to make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for federal income tax purposes and the conversion price of the debentures were to be decreased pursuant to the anti-dilution provisions of the debentures, such decrease could be deemed for federal income tax purposes to be payment of a taxable dividend to debenture holders. An example of such a distribution would be a distribution of our evidences of indebtedness or assets, but generally not stock dividends on common stock or rights to holders of common stock to subscribe for common stock

Arbitrary determination of conversion and exercise prices.

     We have arbitrarily determined the conversion price of the debentures and the exercise prices of the warrants in consultation with the underwriter. These prices bear no relationship to our assets, earnings or lack thereof, book value or other such criteria of value.

Possible dilution from future sales of common stock.

     Our Board of Directors has the authority to issue up to 20,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. Future issuance of our additional shares of common stock could be at values substantially below the price at which you convert your debenture and, therefore, could represent further substantial dilution to investors in this offering. In addition, our Board could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

The underwriter's unit warrants may restrict our ability to raise additional capital.

     When we complete the offering we will sell to the underwriter and/or its designees, for nominal consideration, warrants to purchase up to four units. For the life of the underwriter's warrants, the holders will have, at a nominal cost, the opportunity to profit from a rise in the market price of our common stock with a resulting dilution in the interest of our existing security holders. As long as the underwriter's warrants remain unexercised, our ability to obtain additional financing may be limited. The underwriter may exercise its warrants at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the warrants.

You cannot sell the shares underlying the warrants if we do not have an effective registration statement.

     You cannot exercise the warrants and sell the underlying shares unless we keep a prospectus effective and the shares underlying the warrants are qualified or exempt in the states in which exercising warrant holders reside. We have registered these shares and have qualified them in the states where we plan to sell the units unless the state does not require qualification. We have also filed an undertaking with the Securities and Exchange Commission to maintain a current prospectus relating to these shares until the expiration of the warrants. However, we cannot assure that we will be able to satisfy this undertaking. The warrants may be deprived of any value if we fail to do so. The common stock and warrants are detachable and separately transferable six months after the effective date of this offering unless we agree with the underwriter that trading may begin sooner. Purchasers may buy warrants in the aftermarket or may move to jurisdictions in which the shares underlying the warrants are not so registered or qualified during the period that the warrants are exercisable. In that event, we would be unable to issue shares to those persons desiring to exercise their warrants, and warrant holders would have no choice but to offer to sell the warrants in a jurisdiction where a sale is permitted or allow them to expire unexercised.

You could lose your right to exercise your warrants if we exercise our right to redeem the warrants.

     Under some circumstances, we may redeem all of the warrants at nominal cost. If you are a warrant holder and we call for redemption, to the extent we redeem your warrants, you will lose your right to purchase shares pursuant to your warrants. Furthermore, the threat of redemption could force you to:

     o exercise your warrants at a time when it may be disadvantageous for you to do so;

     o sell your warrants at the then current market price when you might otherwise wish to hold them; or

     o accept the redemption price which will be substantially less than the market value of your warrants at the time of redemption.

See "Description of Securities -- Warrants" for the conditions under which we may redeem the warrants. We will not call the warrants for redemption if a current prospectus is not available for the exercise of the warrants.

                           PRICE RANGE OF COMMON STOCK

     Our common stock trades on the American Stock Exchange and Pacific Stock Exchange under the symbol "CNE."

Fiscal Years (Quarterly)                   Common Stock
--------------------------------------------------------------------------------
      1998                   High Sales Price          Low Sales Price
      ----                   ----------------          ---------------
   1st Quarter                  $  1.00                    $  0.75
   2nd Quarter                     0.9375                     0.6875
   3rd Quarter                     0.875                      0.625
   4th Quarter                     1.25                       0.75

      1999
      ----
   1st Quarter                     2.625                      1.00
   2nd Quarter                     9.50                       2.1875
   3rd Quarter                     5.00                       2.50
   4th Quarter                     6.00                       3.50

      2000
      ----
   1st Quarter                     5.00                       2.75
   2nd Quarter                     3.0625                     1.75
   3rd Quarter                     2.1875                     1.1875


     For a recent closing sale price of our common stock, please see the cover page of this prospectus.

     As of December 14, 2000 we had 235 holders of record of our common stock which includes brokerage firms and/or clearing houses holding our shares for their clientele. Although each of these brokerage houses and/or clearing houses hold the shares for a number of their clients, each such firm is considered as only one holder.

                                 USE OF PROCEEDS

     The net proceeds to us from the sale of units being offered by this prospectus are estimated to be $ 2,000,000 after deducting the underwriting discounts and estimated offering expenses. The following table sets forth the principal categories of expense for which the offering proceeds are to be used, based on our current budget.

                                                          Approximate Percentage
Allocation of Net Proceeds    Approximate Dollar Amount      of Net Proceeds
--------------------------    -------------------------   ----------------------
Sales and marketing(1)             $ 500,000                       25.0%

Product development and
enhancement of the services
offered(2)                         $ 500,000                       25.0

Information technology             $ 300,000                       15.0

General corporate purposes
including working capital(3)       $ 700,000                       35.0
                                   ----------                    -------
Total                              $2,000,000                     100.0%
                                   ==========                    =======

---------------

     1. Sales and marketing includes hiring additional sales personnel, electronic, print media and direct mail advertising as well as marketing efforts directed at advertisers, employers and recruiters, and prospective strategic partners.

     2. Product development and enhancement includes developing ancillary products, expanding site capability, creating more services for users, and making sites more attractive.

     3. The remaining net proceeds will be used for general corporate purposes, including working capital and capital expenditures. The amounts we actually expend for general corporate purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under "Risk Factors."

     We expect that our actual allocation of proceeds will vary, possibly substantially, from our current budget as a result of unforeseen developments. Possible material events that could cause a change in the allocation of proceeds include: increased marketing expenses; increased information technology costs and longer product development times. Our management will retain broad discretion in the allocation of the net proceeds of this offering. A portion of the net proceeds may also be used for strategic partnerships or to acquire or invest in complementary businesses, technologies or product lines. We have no current agreements or commitments and we are not currently engaged in any negotiations with respect to any acquisitions.

     We believe that the net proceeds from the sale of the units and cash generated by our operations will suffice to satisfy our contemplated cash requirements through December 31, 2001. Most likely, we will seek additional funding at some point in 2001. In the event that we do require additional financing, we cannot assure that this financing will be available to us on acceptable terms, if at all. In this regard, see the risk factor "We will require substantial additional funding in order to finance the development of our business. Our inability to obtain such financing or significantly increase revenues most likely will have an adverse effect on our business."

     We plan to invest the proceeds that we do not immediately use principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

                                 Dividend Policy

     We intend to retain future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future.

                                Private Financing

     In June and August 2000, we completed the sale of 48 debenture and warrant units at a price of $50,000 per unit in a private financing transaction. Each private financing unit consisted of securities substantially similar to the units offered in this prospectus, except that each private financing unit was equal to 50 of the units offered pursuant to this prospectus. We granted the holders of these private financing units the right to register their units for public sale. To this end, on the date of this prospectus, we will issue units to the holders of the private units identical to the units offered in this prospectus in exchange for their private financing units at a rate of 50 public units for each private financing unit. These units have been registered for public sale and are being sold by selling securityholders pursuant to another prospectus. Except as set forth in this paragraph, all references in this prospectus to numbers of private financing units assumes retroactive exchange of public units for private units. For example, 50 private financing units would represent only one actual private financing unit sold in the private financing.

     Dirks & Company, Inc. acted as the placement agent. We paid Dirks a fee of $240,000, which was equal to 10% of the aggregate purchase price of the units sold, and a non accountable expense allowance of $72,000, which was equal to 3 % of the aggregate purchase price of the units sold. We also granted Dirks, for nominal consideration, a warrant, exercisable over a five year period which commenced on the closing date of the private financing, to purchase units at a price of $1,200 per unit, which equaled 10% of the number of units sold in the private financing. The units underlying the securities acquired by Dirks as placement agent have been registered for public sale are are included in this prospectus.

    Barry W. Blank purchased 300,000 units in the private financing. Mr. Blank was employed by Dirks as a registered representative at the time of the private financing and he participated in the sale of the private financing units. Currently he is employed by the underwriter and will participate in the sale of the units in this offering. Dirks has granted Barry Blank the right to 70% of the units underlying the placement agent warrant.

                                 Capitalization

     The following table sets forth our capitalization as of September 30, 2000.

     o    on an actual basis;

     o    on an as adjusted basis to give effect to:

     o the sale of the 2,875 units offered by us in this prospectus assuming a public offering price of $1,000.00 per unit and the exercise of the Underwriter's over-allotment option; and

     o payment of the underwriting discounts and estimated offering expenses that we will pay.

                                                                      Actual             As Adjusted
                                                                 ----------------      ----------------
Debentures payable, net of unamortized discount of $643,972
  and $1,403,272                                                 $      1,756,028      $      3,871,728
                                                                 ----------------      ----------------
Excess of liabilities over assets of discontinued operations            3,361,269             3,361,269
                                                                 ----------------      ----------------
Stockholders' equity:
    Common stock - authorized 20,000,000 shares,
      par value $.10; issued 6,749,600 shares                    $        674,960      $        674,960
    Preferred stock - authorized 1,000,000 shares,
      par value $.10; none issued
    Paid-in surplus                                                    16,096,808            16,856,108
    Deficit                                                           (14,896,533)          (14,896,533)
                                                                 ----------------      ----------------
                                                                        1,875,235             2,634,535
    Less treasury stock, at cost -
      1,305,594 shares in 2000 and 1,313,927 in 1999                   (3,028,396)           (3,028,396)
                                                                 ----------------      ----------------
      Total stockholders' equity                                       (1,153,161)             (393,861)
                                                                 -----------------     -----------------
        Total capitalization                                     $      3,964,136      $      6,839,136
                                                                 ================      ================

                 Management Discussion And Analysis Of Financial
                       Condition And Results Of Operations

     In this section, we explain our financial condition and results of operations. As you read this section, you may find it helpful to refer to our Financial Statements at the end of this prospectus and the information contained in the section entitled "Summary Financial Data." This discussion contains forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

     In August 2000, we discontinued our merchant banking operations, which consisted of our real estate project with Carmike Cinemas, Inc., and our financial consulting operations. Accordingly, our remaining operations are solely from our e-recruiting segment. Our financial resources and our management's efforts are now focused entirely on this segment.

     E-recruiting activities are derived from the operations of the two divisions of our wholly-owned subsidiary, CareerEngine, Inc. These divisions, CareerEngine Network and CareerEngine Solutions, provide on- and off-line companies with a dynamic solution to on-line recruiting challenges.

Results of Operations

In this section, we discuss our earnings for the periods indicated and the factors affecting them that resulted in changes from one period to the other.

Nine Months Ended September 30, 2000
Compared with Nine Months Ended September 30, 1999

Revenues

     Total revenues increased to $2,296,448 for the nine months ended September 30, 2000 from $1,877,428 for the nine months ended September 30, 1999, due primarily to increases in E-recruiting service revenues and income on cash management activities.

     E-recruiting related services increased to $929,718 for the nine months ended September 30, 2000 from $16,031 for the nine months ended September 30, 1999, as our E-recruiting subsidiary, CareerEngine, Inc., commenced operations in the quarter ended September 30, 1999.

     Income on securities transactions, net decreased to $1,266,294 for the nine months ended September 30, 2000 from $1,332,960 for the nine months ended September 30, 1999. We believe that the principal reason for this decrease was the results of our cash management and investing activities. These activities include transactions involving futures, puts, calls, equities, municipal securities and other securities.

     Interest income decreased to $98,412 for the nine months ended September 30, 2000 from $300,187 for the nine months ended September 30, 1999, due to the reduced amount of funds available for investment.

     Other income for the nine months ended September 30, 1999 relates primarily to our collection of a reserved receivable relating to the sale of a former subsidiary.

Expenses

     Total expenses increased to $5,789,443 for the nine months ended September 30, 2000 from $2,228,529 for the nine months ended September 30, 1999, principally due to the increased compensation and selling costs associated with our e-recruiting operations.

     Compensation and related costs increased to $2,482,190 for the nine months ended September 30, 2000 from $1,007,069 for the nine months ended September 30, 1999. The increase is due principally to the additional employees hired by Career Engine, Inc. in connection with our internet-based E-recruiting activities. We anticipate that compensation costs will increase moderately in the last three months of 2000.

     Advertising expense increased to $1,357,774 for the nine months ended September 30, 2000 from $412,695 for the nine months ended September 30, 1999. This significant increase was due to CareerEngine, Inc.'s commencement of a comprehensive communications program in 1999.

     General and administrative expenses increased to $1,702,604 for the nine months ended September 30, 2000 from $808,765 for the nine months ended September 30, 1999, due primarily to the increased operations of CareerEngine, Inc.

     The $246,875 non-recurring interest expense for the nine months ended September 30, 2000 represents the charge required to recognize the beneficial conversion feature related to the issuance of debentures payable and the related warrants in June 2000.

Operating Loss

     On a pre-tax basis, we had a loss of $3,492,995 for the nine months ended September 30, 2000 from continuing operations, compared with a loss of $351,021 from continuing operations due to the expenses associated with CareerEngine, Inc. In the nine months ended September 30, 2000, we had a tax expense of $15,340 compared to a tax expense of $12,123 for the nine months ended September, 30 2000. For Federal income tax purposes, as of December 31, 1999, we had net operating loss carryforwards of approximately $17,311,000 available to reduce future taxable income. These carryforwards expire in the years 2005 through 2019.

     Our net loss for the nine months ended September 30, 2000 from continuing operations was $3,508,335 compared with a net loss of $363,264 from continuing operations for the nine months ended September 30, 1999. For the nine months ended September 30, 2000, loss per share from continuing operations (basic and diluted) is $.65 per share. For the nine months ended September 30, 1999, net loss per share from continuing operations (basic and diluted) was $.06 per share.

     Our net loss for the nine months ended September 30, 2000 from discontinued operations was $730,318 compared with a net loss of $1,226,550 from discontinued operations for the nine months ended September 30, 2000. For the nine months ended September 30, 2000 loss per share from discontinued operations (basic and diluted) is $.13 per share. For the nine months ended September 30, 1999, net loss per share from discontinued operations (basic and diluted) was $.23 per share.

     Our net loss for the nine months ended September 30, 2000 was $4,238,653, compared with a net loss of $1,589,814 for the nine months ended September 30, 1999. For the nine months ended September

30, 2000, loss per share (basic and diluted) is $.78 per share. For the nine months ended September 30, 1999, net loss per share from (basic and diluted) was $.29 per share.

Year Ended December 31, 1999
Compared to Year Ended December 31, 1998

Revenues

     Total revenues increased to $1,471,421 in 1999 from $1,944,408 for 1998.

     E-recruiting related services increased to $30,980 in 1999 from nil in 1998 as the operations of our subsidiary, CareerEngine, Inc., commenced.

     Income on securities transactions, net decreased to $836,549 for 1999 from $1,526,873 for 1998. This revenue category includes the net profit from our cash management and our investing in futures, puts, calls, municipals and other securities.

     Interest income decreased to $374,522 in 1999 from $417,535 in 1998 due to the reduced amount of funds available for investment.

     Other income increased to $229,370 for 1999 from $22,101 in 1998 due to our collection of a reserved receivable relating to the sale of a former subsidiary.

Expenses

     Total expenses increased to $4,424,308 for 1999 from $2,267,067 in 1998.

     Compensation and related costs increased to $1,725,074 for 1999 from $1,223,597 for 1998. The increase is due principally to the additional employees hired by CareerEngine, Inc. in connection with its internet-based job search services venture.

     Advertising expense increased to $1,235,778 for 1999 from $77,515 for 1998 as CareerEngine, Inc. commenced its comprehensive communications program in 1999.

     General and administrative expenses increased to $1,336,215 for 1999 from $567,378 for 1998 due primarily to the increased operations of CareerEngine, Inc.

     Interest expense decreased to $127,241 for 1999 from $398,577 for 1998 primarily because we computed interest due on our outstanding tax assessment based on one year in 1999 and several years in 1998.

Operating Loss

     On a pre-tax basis, we had a loss of $2,952,887 for the year ended December 31, 1999 from continuing operations compared with a loss of $322,659 from continuing operations due to the expenses associated with CareerEngine, Inc. For Federal income tax purposes, as of December 31, 1999, we had net operating loss carryforwards of approximately $17,311,000 available to reduce future taxable income. These carryforwards expire in the years 2005 through 2019.

     Our net loss for the year ended December 31, 1999 from continuing operations was $2,962,985 compared with a net loss of $214,182 from continuing operations for the year ended December 31, 1998.

For the year ended December 31, 1999, loss per share from continuing operations, basic and diluted, is $.55 per share. For the year ended December 31, 1998, net loss per share from continuing operations, basic and diluted, was $.03 per share.

     Our net loss for the year ended December 31, 1999 from discontinued operations was $1,089,409 compared with a net loss of $410,227 from discontinued operations for the year ended December 31, 1998. For the year ended December 31, 1999, loss per share from discontinued operations, basic and diluted, is $.20 per share. For the year ended December 31, 1998, net loss per share from discontinued operations, basic and diluted, was $.08 per share.

     Our net loss for the year ended December 31, 1999 was $4,052,394, compared with a net loss of $624,409 for the year ended December 31, 1998. For the year ended December 31, 1999, loss per share, basic and diluted, is $.75 per share. For the year ended December 31, 1998, net loss per share, basic and diluted, was $.11 per share.

Liquidity and Capital Resources

     We are currently operating at a negative cash flow rate of approximately $500,000 per month. We expect the negative cash flow of approximately $500,000 to continue through December 31, 2000. We have initiated a cost reduction strategy and expect to be operating at a negative cash flow rate of approximately $300,000 per month, commencing January 2001.

     We estimate that we must generate an aggregate of at least approximately $450,000 per month in gross revenues before our cash flow will be adequate to cover our operating expenses and capital expenditures.

     If sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans to the extent of available funding, which would have an adverse effect on the successful implementation of our planned business development.

     The transaction relating to our six movie theaters and Carmike Cinema, Inc., a discontinued operation, is and always has been cash flow neutral (rent is equal to interest expense, principal amortization and other related expenses that are our responsibility). Carmike's filing of a petition under Chapter 11 of the United States Bankruptcy Code has not changed this financial relationship as our exposure related to this real estate project is and always has been limited solely to our interest in the theaters.

     We do not have any material commitments for capital expenditures as of September 30, 2000.

Recently Issued Accounting Pronouncements

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") "Revenue Recognition in Financial Statements" which contain the Securities and Exchange Commission Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The implementation of SAB 101 has no effect on our financial statements.

                                    Business

     We provide a range of online career services and solutions to employers, recruiters and job seekers through our wholly-owned subsidiary, CareerEngine, Inc. We operate our network of occupation specific career portal sites on which employers and recruiters may post job offerings and utilize our other recruitment services. In addition, we offer Application Services Provider or ASP services to those customers who seek to have us construct, maintain and host career centers on their own websites.

The Market Opportunity

Recruiting Market

     Based on data from Interbiznet.com's 1999 Electronic Recruiting Index, we estimate that the U.S. spent in excess of $13 billion in 1997 to hire new employees by advertising job openings in newspapers and by utilizing headhunters. We believe there are several factors causing an increase in spending on recruiting efforts:

     Increased Labor Shortage. The demographic trends such as the aging of the Baby Boomers and decreasing birth rates, together with the continued growth in the U.S. economy, are combining to cause a tight labor market. According to a 1998 recruiting survey prepared by Interbiznet.com, over 60% of the recruiters surveyed experienced labor shortages. As a result, the recruiting process now focuses less on selecting qualified employees from a ready pool of candidates and more on managing a scarce resource.

     Increased Employee Turnover. Employees currently change jobs more often then they have in the past and even satisfied employees are increasingly investigating job opportunities. According to the U.S. Bureau of Labor Statistics, the average person entering the workforce today will work for between eight and ten different employers. In the 80's executives may have changed employers once or twice per career. Now the average employee stays at one company for about 4 years, down from the 10 years averaged during the 60's. This makes it more difficult for employers to retain qualified, experienced individuals and increases the number of hires that must occur each year in order to maintain or grow an employer's workforce.

     Increased Urgency To Reduce Time To Hire. Forrester Research, Inc. estimates that unemployment among "knowledgeable workers" is less than 1% relative to overall unemployment of 4.0%. Because of the shortage in highly skilled job seekers, qualified candidates must be hired quickly or they may be lost to competitors.

Online Recruiting Market

     With the acceptance of the Internet as an attractive medium for online recruiting, an increasing share of recruiting efforts is being conducted online. International Data Corporation estimates that the total number of individual Internet users worldwide will grow from approximately 69 million in 1997 to 320 million in 2002. As Internet usage becomes more widespread, companies from a broad range of industries are expected to conduct an increasing percentage of their recruiting over the Internet. Of the 6 million businesses in the U.S., Forrester estimates that only 15,000 businesses currently recruit online, but this figure is estimated to increase to 124,000 by 2003. Forrester forecasts that by 2003, most large companies, 60% of medium-sized companies and 20% of small companies will use the Internet for recruiting purposes. We believe that online recruiting has the following advantages over the more traditional means of recruiting and job searching:

     o    it is interactive, allowing immediate links to additional information;

     o it provides information about local and geographically dispersed job seekers and job opportunities;

     o it allows employers, recruiters and job seekers to conduct more focused searches;

     o it allows employers, recruiters and job seekers to research and gather information anonymously;

     o    it is more cost-effective;

     o    it is accessible at any time by employers, recruiters and job seekers;
          and

     o    it reduces the time to conduct and close a successful job search.

Our Entry into the Online Recruiting Market

     The online recruitment business looked to us as a particularly attractive market opportunity and in 1998 we repositioned ourselves to enter this market. We did this in the first instance by developing a network of category specific career oriented websites which enabled employers to post job offerings addressed to candidates in specific career or destination areas and qualified individuals in these categories to post resumes for potential employers to review. Later we followed up the establishment of our network of career sites with the formation of our CareerEngine Solutions Division which was created to construct, maintain and host career service sites on an ASP basis to corporations and others seeking to add career centers to their websites.

Our CareerEngine Network Division

     The principal players in the online recruiting business are those that provide aggregate job postings on online job boards. Many of these sites, while widely known and with large followings, are broadly based. By covering all types of jobs in many industries, every employer and applicant who accesses these sites must search through broad menus of options. This approach diminishes the usefulness of these sites by requiring users to undertake inefficient and more lengthy search processes. Additionally, these sites typically do not allow job seekers to restrict access to their resumes. This feature is vital in a tight labor market as most job seekers are employed and, do not want their current employer to know of their search for another job.

     When we entered this market in early 1999 we sought to overcome the problems inherent in broad-based job posting sites by concentrating on creating a network of "vertical" websites that were skill- or diversity-based. Our business model is still relatively new within this highly fragmented recruiting industry. Today, after establishing 25 sites with specialized features that allow people with similar skills and career goals to learn about developments in their field and gain access to resources and training, we have become one of the leading proponent of this type of approach to online recruiting. The specific career websites currently in our network are:

--------------------------------------- -----------------------------------
ITClassifieds.com                       SalesClassifieds.com
--------------------------------------- -----------------------------------
FinancialPositions.com                  CollegeGradClassifieds.com
--------------------------------------- -----------------------------------
RetailClassifieds.com                   MgmtClassifieds.com
--------------------------------------- -----------------------------------
LawListings.com                         AdminClassifieds.com
--------------------------------------- -----------------------------------
EducationClassifieds.com                AccountingClassifieds.com
--------------------------------------- -----------------------------------
MarketingClassifieds.com                GovernmentClassifieds.com
--------------------------------------- -----------------------------------
MBAClassifieds.com                      ExecuClassifieds.com
--------------------------------------- -----------------------------------
ArchitectClassifieds.com                Advertising-PR.com
--------------------------------------- -----------------------------------
EngineeringClassifieds.com              ClassifiedsforWomen.com
--------------------------------------- -----------------------------------
TBWCareers.com                          1NOLCareers.com
--------------------------------------- -----------------------------------
                                        MedCareers.com
--------------------------------------- -----------------------------------

---------------------------------------------------------------------------
SmartMoney.CareerEngine.com
---------------------------------------------------------------------------
CFOPositions.com
---------------------------------------------------------------------------
CrainsNYCareers.com
---------------------------------------------------------------------------
JOCCareers.com
---------------------------------------------------------------------------

     Contrasted to other online recruiting sites, CareerEngine's vertical sites allow employers to search targeted resume databases easily and to focus recruiting efforts on select communities of potential employees in specific fields. Similarly, potential employees are able to focus their searches on precise vocations. For both employer and candidate, vertical sites make it easier to locate, compare, evaluate, and consummate engagements, one with the other. Our online recruiting sites have the benefit of being confidential, vocation-specific, and free to job seekers.

     A job posting by an employer consists of a full-page template in which the employer presents, in detail

o        its corporate profile,
o        the job type being offered,
o        job skills required,
o        employment location,
o        contract length (if applicable) and
o        salary range.

     Each job posting includes an e-mail link directly to the employer's preferred e-mail address, as well as a fax number through which it will receive all resumes for that posting. Employers are encouraged to select as many of our career websites as applicable for the given position to help them target the right candidates and to increase the likelihood that job seekers will find more jobs that match their skills. Job postings remain active for a maximum of 60 days or until the position is filled.

     Personalized professional consultants are available to job seekers through "career advisors" who are skilled in areas including resume development, salary negotiations and market trends. Job seekers can, among other services available to them, post their resumes, log employment criteria into a CareerEngine search engine site and automatically receive e-mail notification when a job matching those criteria is listed. Notices can be sent to the job seeker's wireless phone or pager. Our resume connections service gives companies the opportunity to mine our confidential resume base containing resumes of candidates who trust us to keep their credentials secure and are reluctant to post their resumes elsewhere. Recruiters and companies are now able to enter criteria for the candidates they seek and automatically receive e-mail alerts when a job seeker meeting those criteria posts a resume. They, too, can be sent a wireless notification.

     Our sites automate much of the recruiting process while providing more information and real-time interaction between job seekers and employers than do most other e-recruiting sites. Because it is easy to use and far less costly than traditional recruiting methods, we expect our CareerEngine network to draw increasing numbers of users.

     Of the 25  sites  offered  by us,  our  most  highly  developed  sites  are
SalesClassifieds.com,              ITClassifieds.com,              CFOpositions,
AccountingClassifieds.com, and FinancialPostions.com.. We have focused our initial efforts on these sites, and are expanding our platform to ensure its attractiveness to firms seeking specific audiences in these categories. We are actively seeking partners for the following other sites: AdminClassifieds.com, Advertising-PR.com, ArchitectClassifieds.com, ClassifiedsforWomen.com,
CollegeGradClassifieds.com,      EducationClassifieds.com,      LawListings.com,
MarketingClassifieds.com, MBAClassifieds.com, and MgmtClassifieds.com. We expect to use a portion of the moneys raised in this offering to further enhance these sites and to actively seek appropriate partners for the underutilized other sites in our network. In addition, we expect to further expand our network to cover additional sites that address new job functions, industry, and geographic areas. With the continuing expansion of employer and employee traffic to our site, CareerEngine anticipates becoming one of the Internet's most robust players in online recruiting.

Our Distribution Partners

         As of December 12, 2000 the number of aggregate postings on our network sites were 51,200. While many of these postings are placed by corporations and recruiters, a significant number of these postings are placed through more than 40 of our distribution partners consisting of major online and offline recruitment advertising firms and major recruitment and placement agencies that aggregate and republish job listings either on- or offline. In contracting with us they seek to expand the reach of their clients' listings by posting them on one or more of our career specific sites. These listings are obtained by us without any associated sales expense, since their postings were secured solely by the more than 6,000 sales persons engaged and paid for by our distribution partners responsible for the initial listings. We have formed distribution alliances with RecruitUSA Inc., a leading online career-search network; and over 30 of the nation's leading recruitment advertising firms. Other distribution partners include online recruiters CareerBuilders, Inc. and Vault.Com and offline recruiters Shaker Advertising, TMP Worldwide and Bernard Hodes.

Our Co-Branding Partners

     Central to our plan for growing the business and increasing our resume database is the forming of co-branded alliances with other career-based and special interest destination sites of companies that are leaders in their respective fields. We have entered into co-branding agreements with CrainsNY, the Journal of Commerce, an EconomistPublication, a website serving the engineering professional community and with SmartMoney.com, a popular website offering personal financial news, tools and investment advice. We bear all the up front costs in building or modifying these sites to reflect the look and feel of our co-branding partners and when the sites are operational we share in all revenues generated by the sites.

     We also entered into a partnership with Vulcan Ventures' click2learn, creating a co-branded distance learning portal. Through this portal, we generate revenue by offering companies and individual professionals training materials including books, videos, online and certification courses.

Revenues

         Our revenues from our network career sites are derived from the following sources:

     Job Posting Fees. These are fees for position ads on one or more of our vertical career sites. We offer our posting clients the opportunity to post on our websites in single units, in units of 10, 25 and 100 and for unlimited amounts for annual and semi-annual periods. We charge the same fees for posting by our distribution partners before deducting a negotiated commission due them.

     Co-branding Fees. We share in all revenues generated by our co-branded websites.

     Fees From Advertisements On Our Websites. Additional revenues are generated by banner and button advertising by our recruiting clients on our websites.

     Corporate Sponsorships and Market Reports. We expect to be able to derive a separate revenue stream for including names and URL's of companies in recruiting directories and from underwriting articles featuring our clients and from providing market research and reporting services.

Our CareerEngine Solutions Division

     Building on the experience, technology and know how gleaned from the successful implementation of our network career sites, in March 2000 we began offering corporations and others the opportunity to have us construct, maintain and host on an ASP basis career centers on their websites. With this service, we can enhance the content of an online site by adding a career center that will provide relevant career information to visitors and additional revenue to the owners of the website. For offline companies looking to boost their employment recruitment effort we can construct a career site that instantly introduces online job seekers to these offline firms. In both cases we provide a turnkey solution to their career site needs which we are able to do more effectively, quickly and at considerably less cost then would be the case if they built and maintained their own online career centers.

     We also have consultants on staff that work with ASP clients in planning and developing their career sites and in optimizing their use. They will recommend the most appropriate of our models to meet their needs and suitable "plug-ins" that incorporate the latest technology - such as job search agents and confidential resume hosting. In addition to building, hosting and maintaining career sites, we also offer training programs to assist our clients to more effectively sell advertising inventory, facilitate site updates and provide superior customer service.

     We offer our services in the Basic, Mid Level and Enterprise models, which vary in price and scope based on the clients' needs and desired level of sophistication. The costs for such services consist of an initial set up fee varying in amount from $2,500 to $50,000 and monthly maintenance charges varying from $1,000 to $6,000 respectively.

     Basic service includes the following features among others:

     o proprietary search technology that helps job seekers better match their qualifications to career opportunities with keyword-specific searches;

     o    resume posting and searching services;

     o    daily backups of both job postings and resume data;

     o    tell-a-friend referral service to increase site traffic;

     o performance tracing service that provides site activity reports and statistics;

     o world-class traffic management capabilities that ensure adequate site bandwidth;

     o periodic software upgrades to provide access to emerging job search technologies; and

     o    features that keep the site secure and visitors' data confidential.

     The more advanced Enterprise Services will include the additional features:

     o additional enhancements that give the website a more customized look and feel and enhanced functionality;

     o    sophisticated technology for more extensive search functions;

     o search agent capabilities that notify visitors and clients when a job or person meeting a prescribed criteria is found;

     o    site searches powered by high-speed Verity(TM)search technology;

     o    customized reports; and

     o ongoing seminars and training to help you maximize the value of your site.

     We also offer all ASP clients if their career sites have a sufficiently large following, the option of joining our CareerEngine Network and benefit from the sales and revenue of our distribution partners.

     In addition to the regular features, each of our model plans offer the following optional plug-ins for additional charges:

     o    Site Advisor section;

     o    Job Search Agent;

     o    Message Board;

     o    Universal registration for site and Career section;

     o    Resume faxing service;

     o    Personalization;

     o    Content package featuring news and feature articles;

     o    Credit Card processing for advertising sales;

     o    Reporting for advertisers;

     o    Resume Search Agent for recruiters;

     o    One click posting of jobs to multiple sites; and

     o    Featured Employer advertising programs.

Our Competition

     The market for online recruiting services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new websites and add content at relatively low costs within relatively short time periods. We expect competition to persist and intensify and the number of competitors to increase significantly in the future. We compete against large online recruiting services that operate "generalist sites" that offer single database job boards, such as Monster.com, HotJobs.com, CareerBuilder.com, HeadHunter.net, as well as corporate Internet sites, and not-for-profit websites operated by individuals, educational institutions and governmental agencies. We also compete against some companies including CareerBuilder that offers one or more specific career sites oriented toward the community served by one or more of our vertical career sites and with an increasing number of companies offering ASP services that construct, host and maintain career centers for individual corporations, professional associations and other organizations. In addition to this online competition, we compete against a variety of companies that provide similar content through one or more media, such as classified advertising, radio and television. Many of our current and potential competitors, including those mentioned above, have significantly greater financial, technical and marketing resources, longer operating histories, better name recognition and more experience than we do. Many of our competitors also have established relationships with employers, recruiters and other job posters.

Intellectual Property

     Our success and ability to compete depends significantly on our internally developed proprietary technology and on our brand names and marks. We rely upon trademark and other intellectual property laws, and on confidentiality and non-disclosure agreements with our employees and third parties to establish and protect our proprietary rights. We have applied for a federal registered trademark for "CareerEngine." We cannot assure you that our trademark applications will be approved or granted or, if granted, that will not be successfully challenged by others or invalidated through administrative process or litigation. If our registration of CareerEngine is not approved or granted due to the prior issuance of trademarks to third parties or for other reasons, there can be no assurance that we will be able to enter into arrangements on commercially reasonable terms to allow us to continue to use that trademark. We do not have and have not sought any patent protection on our proprietary technology.

     We cannot assure you that our confidentiality and non-disclosure agreements will provide adequate protection for our proprietary rights if there is any unauthorized use or disclosure of our proprietary information or if our employees, consultants, advisors or other fail to maintain the confidentiality of our proprietary information. We also cannot assure you that our proprietary information will not otherwise become known, or be independently developed, by competitors. See "Risk Factors - We may not be able to protect and enforce our intellectual property rights, which could result in the loss of our rights, loss of business or increased costs."

Employees

     As of December14, 2000, we had 46 full-time employees, including sixteen in the sales, the marketing and the business development divisions, six in the administration and the operations divisions, and seventeen in the information technology division. We are not subject to any collective bargaining agreements and we believe that our relations with our employees are good.

Facilities

     We currently lease approximately 7,000 square feet of office space at 2 World Trade Center, Suite 2112, New York, New York for our executive offices. The lease on this space is due to expire on February 28, 2006. The minimal annual base rents payable for the period of March 1, 2000 through February 28, 2006 are as follows:

             For Years                           Annual Rent Per Year
------------------------------------- ------------------------------------------

          2000 through 2004                            $139,100
            2005 and 2006                              $162,200

Our Discontinued Operations

     During the past five years, we concentrated in providing merchant and investment banking services, primarily related to real estate projects, and financial consulting services. In August 2000, we discontinued these business segments to concentrate on our efforts on our online recruiting business. Please see Note 4 to our unaudited financial statements for the nine month period ended September 30, 2000 for information related to our discontinued operations.

Legal Proceedings

     In November 2000 one of our subsidiaries was served with a summons and complaint in connection with an action commenced in October 2000, by the Housing Authority of the County of Riverside, California against multiple defendants. This action was filed in the Superior Court of California County of Riverside and is currently pending.

     The plaintiffs issued certain bonds, the interest on which was to be treated as tax-exempt. The Internal Revenue Service later determined that the interest on these bonds was not tax-exempt. The plaintiffs alleged in connection with the issuance and underwriting of the bonds, various defendants negligently and fraudulently misrepresented to plaintiffs that the interest on the bonds would be tax-exempt. Plaintiffs are seeking damages as a result of such misrepresentation in the amount of $1,100,000, which damages plaintiffs have requested be trebled as permitted by statute. Plaintiffs are also seeking punitive damages in an unspecified amount. Our subsidiary plans to vigorously defend against the action.

                                   Management

Executive Officers and Directors

     Directors serve for a term of three years or until their successors are elected and qualified.

     Our executive officers and directors and their respective ages are as follows:

                                                                                                Directors
                                                                                       ---------------------------
                Name                     Age                   Position                   Since      Term Expires
George W. Benoit (1)(2)(4)                64     Chairman of the Board                     1971          2001
Anthony S. Conigliaro                     50     Vice President and Chief Financial        N/A
                                                 Officer, Treasurer and Secretary

Thomas J. Ferrara                         30     Director, President, and Chief            2000          2001
                                                 Executive Officer, CareerEngine,
                                                 Inc.

Sarah Choi                                29     Chief Operating Officer,                  N/A
                                                 CareerEngine, Inc.

John S. Diefendorf                        30     Chief Information Officer,                N/A
                                                 CareerEngine, Inc.

Kevin J. Benoit (1)(2)()(5)               38     Director                                  1999          2003
Charles W. Currie 2)(3)(4)(5)(6)          58     Director                                  1986          2003
Joseph G. Anastasi (3)(5)(6)              64     Director                                  1986          2002
David W. Dube (3)(4)(5)(6)                45     Director                                  1996          2001
James J. Murtha (3)(5)(6)                 52     Director                                  1986          2002
Edward H. Martino                         51     Director                                  2000          2001

----------------------
(1)      George W. Benoit is the father of Kevin J. Benoit.
(2)      Serves on the Executive Committee (described below).
(3)      Serves on the Audit Committee (described below).
(4)      Serves on the Compensation Committee (described below).
(5)      Serves on the Nominating Committee (described below).
(6)      Serves on the Incentive Compensation Committee (described below).

     GEORGE W. BENOIT, has been the President, Chief Executive Officer and a director of CareerEngine Network, Inc. since 1971. In addition, Mr. Benoit has been Chairman of the Board since 1972.

     ANTHONY S. CONIGLIARO, has been the Vice President and Chief Financial Officer of CareerEngine Network, Inc. since March 1999. From 1996 to 1999, Mr. Conigliaro, was Executive Vice President and Chief Financial/Operating Officer of InterJet Online Services, Inc., New York, a company that developed an aviation "portal" website. He was also Vice President and Chief Operating Officer of Realty and Equipment Corporation, New York, a private investment firm with a large commercial real estate portfolio. Mr. Conigliaro, a certified public accountant, began his career with Coopers & Lybrand, New York.

     THOMAS J. FERRARA, has been employed by our subsidiary, CareerEngine, Inc. since June 1998. He has been a Director of CareerEngine Network, Inc. since October 2000. Mr. Ferrara is a founder of our online recruiting business. He is the President and Chief Executive Officer of our subsidiary, CareerEngine, Inc. As the President and Chief Executive Officer, he is responsible for business development, strategic partnerships and the overall growth of the subsidiary. Prior to joining CareerEngine, Mr. Ferrara served as Executive Vice President at Remote Lojix, New York, an information technology company.

     SARAH CHOI, joined us in October 2000 after serving as co-founder and Senior Vice President of Operations at Remote Lojix, a national information technology company. Ms. Choi brings to CareerEngine her experience in establishing corporate infrastructure, project management and acquisitions. She is responsible for overall operations of the organization which includes Project Management and Administration.

     JOHN S. DIEFENDORF, joined our subsidiary, CareerEngine, Inc., in June 2000 after serving as Director of Information Technology at John Hancock Financial Services in Boston. He brings to CareerEngine extensive senior-level technology experience in software development, training and management for Fortune 100 firms. He has previously worked at Microsoft Corporation in New York. He also has served as Director of Engineering at Systron Consulting Group, Inc, in New York where he supervised technology development for leading corporations including Merrill Lynch, Citibank, Chase Manhattan Bank and KPMG.

     KEVIN J. BENOIT, has been a director of CareerEngine Network, Inc. since August 1999. Mr. Benoit is the sole principal of Stratford Capital Management, Inc., an investment management firm, and an employee of CareerEngine. Mr. Benoit is a registered C.T.A. and C.P.O. and specializes in arbitrage and hedging strategies. His business experience includes employment with Prudential
Securities, Inc. (1987- 1995) as Vice President of Arbitrage and Hedging in their Municipal bond Department, and Bear Stearns, Inc. (1984-1987) where he served in a similar capacity. Mr. Benoit's father is George Benoit our President and CEO.

     CHARLES W. CURRIE, has been a director of CareerEngine Network, Inc. since 1986. Mr. Currie has been a partner with Asset Management Services LLC, a company that provides marketing services to investment managers, since August 1996. From June 1993 to July 1996, he was a Senior Vice President with Pryor, McClendon, Counts & Co., Inc., investment bankers.

     JOSEPH G. ANASTASI, has been a director of CareerEngine Network, Inc. since September 1986. Since 1960, Mr. Anastasi has been owner and president of Montgomery Realty Company, Inc., a firm specializing in commercial sales, development consulting and property management. He was president of The Anastasi Stephens Group, Inc. which was engaged in real estate development and was the general partner of Muirkirk Manor Associates Limited Partnership. Muirkirk Manor filed bankruptcy in December 1994 and it was discharged in December 1995. The Anastasi Stephens Group, Inc. has been inactive since that time.

     DAVID W. DUBE, has been a director of CareerEngine Network, Inc. since June 1996. Mr. Dube is a private investor with active interests in various real estate, financial services and giftware companies. He was Senior Vice President and Chief Financial Officer of FAB Capital Corp., a merchant banking and securities investment firm, and served in various other capacities through October 1999. From 1996 to 1997, Mr. Dube was President and Chief Executive Officer of Optimax Industries, Inc., a publicly-traded company with operating interests in the horticultural, decorative giftware and truck parts accessories industries. From February 1991 to June 1996, he was the principal of Dube & Company, a financial consulting firm. Mr. Dube serves on the Boards of Directors of publicly-traded Kings Road Entertainment, Inc., New World Wine Communications, Ltd., and SafeScience, Inc. and several privately-held enterprises.

     JAMES J. MURTHA, has been a director of CareerEngine Network, Inc. since December 1986. Since June 1997, Mr. Murtha has been self-employed as a real estate investor. From August 1994 to June 1997, Mr. Murtha held the position of President of Kenwood Capital, L.P., a limited partnership, that specializes in real estate investments.

     EDWARD H. MARTINO has been a Director of CareerEngine Network, Inc. since October 2000. During his seventeen years at IBM, Mr. Martino has held a variety of management positions in sales, marketing and human resources. He is an active New York area software industry leader. Working with the private sector and government, he has led initiatives such as development of the first high tech building in New York City serving new media companies. Mr. Martino serves on several boards including the New York software industry association, where he is the vice chairman, the emerging industry alliance, where he is one of six statewide industry directors, and the Bronx Museum of the Arts, where he is treasurer and vice chairman.

     Each non-employee director receives an annual fee of $12,000 plus expenses incurred for attending meetings of the Board, Annual Stockholders Meetings and for each meeting of a committee of the Board not held in conjunction with a Board meeting.

     Our Board of Directors have established the following committees:

     o   an Executive Committee;
     o   an Audit Committee;
     o   a Compensation Committee;
     o   a Nominating Committee; and
     o   an Incentive Compensation Committee.

     The Executive Committee exercises the powers of the Board during the intervals between meetings of the Board. The Audit Committee discusses audit and financial reporting matters with both management and our independent public accountants to determine the adequacy of internal controls and other financial reporting matters. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all the officers and employees of CareerEngine. The Nominating Committee nominates candidates for election to the Board. The Incentive Compensation Committee reviews and recommends to the Board the incentive compensation of all the officers and employees of CareerEngine and administers the issuance of stock options to officers, employees, directors and consultants.

Executive Compensation.

     The following table sets forth all compensation awarded to, earned by or paid to, our Chief Executive Officer and our other two most highly compensated executive officers whose annual compensation exceeded $100,000 in 1999 for all services rendered in all capacities to us during 1999, 1998 and 1997.

                           Summary Compensation Table

                                                                 Long Term
                                       Annual Compensation      Compensation
                                      ---------------------       All Other
Name and                               Salary       Bonus      Compensation(1)
Principal Position           Year       ($)          ($)             ($)
------------------           ----     --------     --------    ---------------
George W. Benoit             1999     $201,571                     $36,067
President, Chief             1998      201,414      50,000          36,344
Executive Officer and        1997      201,830      200,000         36,576
Chairman

Kevin J. Benoit              1999      143,750      145,000
Director and Vice
President of Randolph,
Hudson & Co., Inc., a
wholly-owned subsidiary
of CareerEngine

Thomas J. Ferrara            1999      132,259       50,000
Director, President and      1998       62,307
Chief Executive Officer
of CareerEngine, Inc., a
wholly-owned subsidiary
of CareerEngine

-----------------
(1) Represents CareerEngine's share of insurance premium on Split Dollar Life Insurance Agreement.

Stock Options

     The following tables show information with respect to incentive and non-qualified stock options granted in 1999 to the executives and the aggregate value at December 1, 2000 of those options. The per share exercise price of all options is equal to the fair market value of a share of common stock on the date of grant. No options granted to any named executives have been exercised.

                              Option Grants in 1999

                              Individual Grants(1)

Name and              Number of    Percent of Total   Exercise
Principal Position    Shares of   Options Granted to    Price    Expiration Date
(1)                 Common Stock   Employees in 1999   ($/Sh)
                     Underlying
                      Option #

George W. Benoit      150,000           33%             2.50      April 7, 2004
Kevin J. Benoit       100,000           22%             2.25      April 7, 2009
Thomas J. Ferrara     100,000           22%             2.25      April 7, 2009

                     Aggregated 1999 Year End Options Values

                   Number of Shares of    Value of Unexercised    Exercisable/
                       Common Stock       In-The-Money Options   Unexercisable
                        Underlying        at December 1, 2000
                   Unexercised Options
                       at 12/1/2000

George W. Benoit         150,000                  -0-            37,500/112,500
Kevin J. Benoit          100,000                  -0-            20,000/80,000
Thomas J. Ferrara        100,000                  -0-            20,000/80,000

--------------------------------------------------------------------------------
(1)  Granted under the 1990 Incentive Stock Option Plan.

Stock Option Plans

1990 Incentive Compensation Plan.

     The 1990 Incentive Compensation Plan, as amended, was adopted by our board and stockholders on June 7, 1990. We reserved 750,000 shares of our common stock for issuance upon exercise of stock options, stock appreciation rights, or restricted stock awards granted under the incentive compensation plan. The incentive compensation plan is intended to assist us in securing the long-term success and growth of CareerEngine by allowing our officers and other key employees to share in the ownership and growth of Career Engine in return for their continued loyalty and service.

     Our Incentive Compensation Committee administers the incentive compensation plan in accordance to its provisions. The Committee determines 1) who receives options, appreciation rights or restricted stock, 2) the number of shares of common stock that may be purchased under the options, the time, manner of exercise and exercise price of options, and 3) the number of shares of restricted stock. Under the incentive compensation plan, we may grant incentive and non-qualified stock options, stock appreciation rights, or restricted stock awards to our officers and employees.

     The term of options and stock appreciation rights granted under the incentive compensation plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options shall be equal to or greater than 100% of the fair market value of the shares of our common stock on the date of grant; provided that incentive stock options granted to a 10% holder of our voting stock shall be exercisable at a price equal to or greater than 110% of the fair market value of our common stock on the date of the grant. The exercise price for non-qualified options will be set by the Committee, in its discretion, but in no event shall the exercise price be less than the fair market value of shares of our common stock on the date of grant. The stock appreciation rights may only be granted in conjunction with the Non-Qualified Stock Options. The exercise of the stock appreciation rights will proportionately reduce the number of shares of common stock issuable upon exercise of the Non-Qualified Stock Options. Shares of our common stock received upon exercise of options granted, or grants of restricted stock under the incentive compensation plan will be subject to restrictions on sale or transfer. The incentive compensation plan was terminated on June 3, 1999.

     As of the date of this prospectus, we have granted incentive stock options to purchase 610,000 shares of our common stock under the incentive compensation plan. Of these options 1. 50,000 have expired, and 2. options to purchase 350,000 shares have been granted to our officers and directors.

The 1999 Stock Option Plan.

     In April 1999, the board of directors and stockholders adopted our 1999 Stock Option Plan. We have reserved 350,000 shares of common stock for issuance upon exercise of options granted from time to time under the option plan. The stock option plan is intended to assist us in attracting, securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

     Our Incentive Compensation Committee administers the stock option plan in accordance with its provisions. The Committee will determine who shall receive options, the number of shares of our common stock that may be purchased under the options, the time, manner of exercise and exercise price of options.

     Under the stock option plan, we may grant incentive stock options only to our officers and employees, and non-qualified options to our officers, employees, directors, consultants, agents and independent contractors. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options shall be equal to or greater than 100% of the fair market value of the shares of our common stock on the date of grant; provided that incentive stock options granted to a 10% holder of our voting stock shall be exercisable at a price equal to or greater than 110% of the fair market value of our common stock on the date of the grant. The exercise price for non-qualified options will be set by the committee, in its discretion, but in no event shall the exercise price be less than the fair market value of shares of common stock on the date of grant. Shares of common stock received upon exercise of options granted under the plan will be subject to restrictions on sale or transfer.

     As of the date of this prospectus, we have granted stock options to purchase 40,000 shares of our common stock under this option plan, of which all have been granted to directors of our Company.

401(k) Cash or Deferred Compensation Plan.

     We have established a tax-qualified 401(k) cash or deferred compensation plan that covers all of our employees who have completed one year of service and attained age 21. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by qualified participants and by us, and the income earned on such contributions, are not taxable until withdrawn. Our contributions to the 401(k) plan are tax deductible.

     The 401(k) plan permits our participating employees to contribute up to 15% of his or her pre-tax gross salary, within the limitations imposed by the Internal Revenue Code, to the plan. We may, in our discretion on an annual basis, make contributions, under the 401(k) plan. The employees are fully vested immediately in the contributions we make.

Split Dollar Life Insurance Agreement

     Our Chairman, George W. Benoit, is presently the beneficial owner and holder of 1,801,620 shares of our common stock. He has advised us that, on his death, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of all such shares might destabilize the market for our publicly traded stock. Accordingly, potentially avoid the necessity of his estate selling his shares, as of January 20, 1995, we entered into an agreement, commonly known as a split dollar life insurance agreement, with a trust created by Mr. Benoit. Under the terms of the agreement, we will pay the premiums for a $1,000,000 life insurance policy on the life of Mr. Benoit. The Trust has granted an interest in the policy to us to the extent of the sum of all premium payments made by us. These arrangements are designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized upon Mr. Benoit's death or the surrender of the policy, we will recover all of our insurance premium payments. The portion of the premium paid by us in 1999 pursuant to this arrangement was $36,067.

Limitation on Liability and Indemnification Matters

     As authorized by the Delaware General Corporation Law, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     o    Any  breach  of  the   director's   duty  of  loyalty  to  us  or  our
          stockholders;

     o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o Unlawful payments of dividends or unlawful stock redemptions or repurchases; or

     o Any transaction from which the director derived an improper personal benefit.

     This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care.

     Our certificate of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent, to the fullest extent permitted under the Delaware General Corporation Law.

     Under our bylaws, we must indemnify any director or officer who was, is or is threatened to be made, a party to any legal proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in our right) because such person is or was a director or officer, against liability incurred in such proceeding. Unless a court orders that we indemnify the director or officer, we do not indemnify them for any liability incurred in a proceeding in which the director or officer is adjudged to be liable to us for negligence or misconduct in the performance of his duty to us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             Principal Stockholders

     The following table sets forth, as of December 14, 2000, the shares of our common stock owned beneficially

     o    by our present directors and executive officers individually,
     o    by all of our present directors and executive officers as a group and
     o by persons known to us to own more than five (5%) percent of the outstanding shares of Common Stock:

                                                                                            CURRENT
                                                                   ----------------------------------------------------------
                                                                                                    % of Aggregate voting
                                                                                                    Power and Outstanding
Name of Beneficial Owner(1)                    Position                  Beneficially Owned(2)         Equity Owned(3)
------------------------------------ ----------------------------- ------------------------------ ---------------------------

George W. Benoit                              President
                                          Chairman and Chief
                                           Executive Officer            1,801,620 (4)(8)                   32.28

Kevin J. Benoit                                Director                   438,000 (5)(6)(8)                 7.87

Charles W. Currie                              Director                   276,780 (7)(11)                   4.99

Joseph G. Anastasi                             Director                     7,200 (11)                       *

David W. Dube                                  Director                     9,000 (11)                       *

James J. Murtha                                Director                     5,000 (11)                       *

Edward H. Martino                              Director                       300                            *

Anthony S. Conigliaro                    Vice President and
                                       Chief Financial Officer                 -0-                           0

Thomas J. Ferrara                      Director, President and
                                       Chief Executive Officer
                                        of CareerEngine, Inc.              46,500 (5)(9)                     *

Sarah Choi                             Chief Operating Officer
                                        of CareerEngine, Inc.                  -0-                           0

John F. Diefendorf                     Chief Information Officer
                                        of CareerEngine, Inc.                  -0-                           0

Barry W. Blank                           Principal Stockholder            878,100 (10)                     14.85


All Directors and Executive
Officers as a group (11 persons)                                        2,584,400                          44.97
-------------------------------------------------------------------------------------------------------------------

*    Owns less than one (1%) percent.

(1) The address of all the beneficial owners is: CareerEngine Network Inc., 2 World Trade Center, New York, New York 10048; except that the address for Barry W. Blank is P.O. Box 32056, Phoenix, Arizona 85064.

(2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this Registration Statement upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this Registration Statement have been exercise or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned.

(3) All percentages of beneficial ownership are calculated based the number of shares outstanding as of December 14, 2000. On such date we had 5,444,006 shares of common stock issued and outstanding.

(4) Includes the following: (1) options to purchase 37,500 shares of common stock; and (2) 90,700 shares of common stock held in George W. Benoit's 401K Plan.

(5)  Includes options to purchase 20,000 shares of common stock.

(6)  Includes the following: (1) 21,000 shares of common stock held in the Kevin
     J. Benoit 1998 Family Trust,  of which Kevin J. Benoit is the Trustee;  and
     (2) 35,300 shares of common stock held in Kevin J. Benoit's Individual Retirement Account.

(7) Includes the following: (1) 200 shares of common stock owned by Mr. Currie's wife; and (2) 9,900 shares of common stock held in Charles W. Currie's Individual Retirement Account.

(8) Includes 100,000 shares of common stock that can be acquired on the conversion of certain debentures and related warrants.

(9) Includes 25,000 shares of common stock that can be acquired on the conversion of certain debentures and related warrants

(10) Includes 300,000 shares of common stock that can be acquired on the conversion of debentures and related warrants purchased in the private financing. Also, includes 168,000 shares that can be acquired on the conversion of debentures and related warrants issuable upon exercise of placement agent warrants issued to the placement agent in the private financing and promised to Mr. Blank. See "Private Financing."

(11) Includes options to purchase 5,000 shares of common stock.

                              Certain Transactions

     There have been no material transactions during the past two fiscal years or from the end of the last fiscal year to the date of this prospectus to which we were a party, in which any of our executive officers, directors or principal securityholders has a direct or indirect interest.

                            Description of Securities

UNITS

     We are offering 2,500 units. Each unit consists of one debenture, 250 class A warrants and 250 class B warrants. These securities are described below.

     Another 52.8 units have been  registered for public sale and are being sold
by  selling  securityholders  pursuant  to  another  prospectus.   See  "Private
Financing."

     Unitholders may trade the debentures and warrants separately starting six months from the effective date of this offering unless we agree with the underwriter that trading may begin sooner. Prior to that date, the debentures and warrants will trade only as a unit.

THE DEBENTURES AND THE INDENTURE

General

     The debentures will be issued under an indenture to be dated as of ________ __, 2001, between CareerEngine Network, Inc. and ____ as trustee. The terms of the debentures include those stated in the indenture. The following summary of material provisions of the indenture and the debentures does not restate those documents in their entirety. A copy of the indenture, which includes the debenture, is filed as an exhibit to the registration statement of which this prospectus is a part. To obtain a copy of the indenture see "Available Information."

Principal Amount of Debenture

     The principal amount of each debenture will equal $1,000.

Quarterly Payment of Interest and Payment of Principal at Maturity

     We will pay interest on the debentures from the date of their delivery at the rate of 12% per annum. We will make interest payments quarterly on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2001.

     We will repay the principal amount of the debentures on March 31, 2010, unless the debentures are redeemed prior to their maturity.

     We will make all payments of principal and interest on the debentures at the offices of the trustee in ________ located at _____ . However, we may pay interest by check mailed to the holder at the holder's address listed with the trustee in the debenture register.

Repayment of Debentures Before Maturity

Redemption by Holder's Estate. Upon the death of a debenture holder, the holder's estate may require us to repay a maximum of $50,000 in principal amount of and accrued interest on the debentures owned by the deceased holder. This right to require repayment is known as a right of redemption. This right of redemption is limited to the estate of the initial holder. If a holder transfers the debentures, the subsequent holder of the debentures is not entitled to this right of redemption. If spouses are joint record owners of debentures, the election to redeem will apply when either record owner dies. In other cases of debentures jointly held, the election will not apply.

Redemption by Us. We can redeem all or part of the debentures at 100% of their principal amount, plus accrued interest to the redemption date if the closing price of our common stock equals or exceeds 2.154 times the then conversion price for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption.

     If we decide to redeem the debentures, we are required to provide the holder with written notice of such intention at least 30 days before we redeem the debentures.

     If we redeem less than all of the outstanding debentures, the trustee will determine which debentures will be redeemed either by pro rating or choosing by lot.

Ranking of Debentures

     The debentures will rank below our senior debt, which we may incur in the future. This means that we will be required to make payments of principal, premiums, if any, and interest on our senior debt before we make such payments on the debentures. Senior debt includes indebtedness for money that we borrowed that is outstanding on the day that we execute the indenture and money that we borrow after we execute the indenture, where we borrow the funds from banks or other traditional long-term institutional lenders such as insurance companies and pension funds. Such debts will rank below the debentures only if the note or other document that creates the debt provides that such debt is not senior in right of payment to the debentures. At December 15, 2000, we had no senior debt.

     We expect that from time to time we will borrow additional funds that rank senior to the debentures. We are not limited in the amount of additional indebtedness that we can borrow. The more that we borrow, the greater our debt service. If we are unable to meet our debt service and we are required to pay or distribute our assets to creditors due to our dissolution, winding up of affairs, liquidation, bankruptcy or other similar event, we will be required to make all payments due upon all senior debt before we can make payments to the debenture holders or the trustee.

Modification of the Indenture

     With the consent of the holders of not less than a two-thirds in principal amount of outstanding debentures, CareerEngine Network and the trustee may modify the indenture by :

     o    adding, changing or eliminating any provisions of the indenture; or

     o    modifying the rights of the debenture holders under the indenture.

     However, no modification may be made without the consent of the debenture holders affected to:

     (a) reduce the amount of debentures whose holders must consent to an amendment;

     (b) reduce the rate of or change the time for payment of interest on any debenture;

     (c) reduce the principal of or change the fixed maturity of any debenture;

     (d) make any debenture payable in money other than that stated in the debenture;

     (e) make any change in the provisions related to waiving past defaults, receiving payments under the debentures or bringing suit to enforce such payments;

     (f) alter the manner in which the indenture may be amended in such a way that it adversely affects the rights of holders; or

     (g) alter the provisions of the indenture so as to adversely affect the junior ranking of the debentures to senior debt.

     CareerEngine Network and the trustee do not require the consent of any holders to amend the indenture to:

     o    fix any ambiguity, omission, defect or inconsistency;

     o    provide  for  the  assumption  by  a  successor   corporation  of  our
          obligations under the indenture;

     o make any other change that does not adversely affect the rights of any holder of the debentures; or

     We are required to mail to all holders a notice briefly describing any amendment to the indenture promptly after the amendment is effected. However, our failure to give such notice to all holders or any defect in such notice will not impair the validity of the amendment.

Events of Default, Notice and Waiver

     Each of the following constitutes an event of default under the indenture:

     o If we fail to pay principal or interest when due and we do not cure such failure for a period of 15 days after holders have given us notice of such failure;

     o If we fail to comply with any other material obligation in the indenture and such failure continues for at least 30 days after we have received written notice of such failure from the trustee or the holders of at least a majority in principal amount of the outstanding debentures;

     o If we become subject to certain events of bankruptcy, insolvency or reorganization.

     If the trustee knows that an event of default has occurred and has not been rectified, it is required to mail to each debenture holder a notice of the event of default within 90 days after it occurs. However, except for an event of default in the payment of principal or accrued interest on any debenture, the trustee need not send such notice if and for as long as a committee of its trust officers determines that withholding notice is not against the interest of the debenture holders.

     We are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether we know of any event of default that has occurred during the previous year.

     If an event of default occurs and has not been rectified, either the trustee or the holders of a majority of the principal amount of the outstanding debentures, by giving us notice, may declare the principal and any accrued interest on the principal of all of the debentures to be due and payable.

     Holders of at least a majority of the principal amount of all outstanding debentures may:

     o waive any default other than a default in payment of principal or interest or a default under the conversion provisions; and

     o direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power of trust conferred on the trustee.

     A holder may bring an action to collect any interest or principal under the debenture that has come due but not been paid. A holder's right to institute a proceeding with respect to any other matter under the indenture is limited. A debenture holder may institute such a proceeding only if:

     o    he notifies the trustee in writing of a continuing event of default;

     o holders of at least a majority in principal amount of the outstanding debentures deliver a written request to the trustee to pursue a remedy;

     o holders provide the trustee with indemnification that the trustee deems satisfactory against any loss, liability or expense;

     o the trustee fails to comply with the request to institute proceedings within 60 days of receiving the request; and

     o the trustee does not receive written instructions that are inconsistent with the request from the holders of at least a majority in principal amount of the outstanding debentures during the 60 day period.

Covenants of CareerEngine Network

     In the indenture, we agree to abide by certain covenants while the debentures are outstanding. These covenants include our obligation to:

     o    pay all interest and principal when due;

     o deliver to the trustee copies of all of our filings with the Securities and Exchange Commission;

     o certify in writing to the trustee within 120 days after the end of each fiscal year whether we were in default under the indenture and, if so, the status of such default and our efforts to correct it;

     o not declare or pay any cash dividend on outstanding stock or purchase or otherwise acquire any of our stock during any period in which an event of default exists;

     o refrain from entering into certain transactions with our affiliates, unless our board of directors determines in good faith that the terms of such transactions are at least as good as we could have obtained had we entered into such transactions with non-affiliated persons; and

     o comply with certain general covenants concerning the operation of our business.

The Trustee

     __________ will be the trustee under the indenture. The trustee is not the transfer agent and registrar for our common stock. The trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue as trustee or resign.

No Personal Liability Of Directors, Officers, Employees And Shareholders

     None of our directors, officers, employees or shareholders, acting in such capacities, shall have any liability for any of our obligations under the indenture or the debenture. Each debenture holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debentures. Such waiver might not be effective to waive liabilities under the Federal securities laws because it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

Governing Law

     The indenture provides that it and the debentures will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CAPITAL STOCK

     Our authorized capital stock consists of 20,000,000 shares of common stock, $.10 par value per share, and 1,000,000 shares of preferred stock.

Common Stock

     Under our certificate of incorporation, our Board is authorized, subject to limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 20,000,000 shares of common stock. Holders of our common stock are entitled to

     o    one vote per share,
     o share in all dividends that our Board, in its discretion, declares from legally available funds, and
     o participate pro rata in all assets that remain after payment of liabilities, in the event of our liquidation, dissolution or winding up.

     Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to common stock.

Preferred Stock

     Our Board has the authority, without further shareholder approval, to issue up to 1,000,000 shares of preferred stock in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions.

     No preferred stock has been issued as of the date of this prospectus.

Warrants

     General.

     We will issue 500,000 redeemable class A warrants and 500,000 redeemable class B warrants as part of the Units sold in this offering.

     Exercise Period and Initial Exercise Price

     The class A warrants are exercisable from their date of issue through March 31, 2003 at an exercise price of $4.00 per share.

     The class B warrants are exercisable from their date of issue through March 31, 2005 at an exercise price of $6.00 per share.

     A warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the Warrant has been exercised.

     The following provisions are applicable to both the class A and class B warrants:

     Redemption. We have the right to redeem the warrants at a redemption price of $.001 per warrant after providing 30 days' prior written notice to the warrant holders, if the closing price of the common stock equals or exceeds 150% of the then exercise price of the warrants for 20 consecutive trading days ending three days before the notice of redemption. We will send the written notice of redemption by first class mail to warrant holders at their last known addresses appearing on the registration records maintained by the transfer agent for our warrants. No other form of notice or publication or otherwise will be required. If we call the warrants for redemption, they will be exercisable until the close of business on the business day next preceding the specified redemption date or the right to exercise will lapse.

     Exercise. A warrant holder may exercise the warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying the warrants are qualified for sale under the securities laws of the state in which the holder resides.

     Our Warrants may be exercised by delivering to our transfer agent the applicable warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.

     Anti-dilution Adjustments. The warrants contain provisions that protect against dilution by adjustment of the exercise price and the number of shares issuable upon exercise in some events. These events include, but are not limited to:

     o    stock dividends payable in stock;
     o    stock splits;
     o    certain below market issuances of stock;
     o    reclassifications;
     o    mergers; or
     o    a sale of substantially all of our assets.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and By-Laws

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or his affiliate or associate who is an owner of 15% or more of the outstanding voting stock of the corporation for a period of three years from the date that this person became an interested stockholder.

Transfer Agent and Warrant Agent

     The transfer agent for our common stock and warrants is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                                  Underwriting


     The underwriters named below have severally agreed, subject to the terms and conditions contained in an underwriting agreement with us, to purchase 2,500 units from us at the price set forth on the cover page of this prospectus, in accordance with the following table:

              Underwriter                               Number of Units
              -----------                               ---------------
  Murphy & Durieu ................................

      Total ......................................            2,500


     Nature of Underwriting Commitment. The underwriting agreement provides that the underwriters are committed to purchase all the Units offered by this prospectus if any units are purchased. This commitment does not apply to 375 Units subject to the over-allotment option granted by us to the underwriters to purchase additional Units in this offering.

     Conduct of the Offering. We have been advised by Murphy & Durieu, that the underwriters propose to offer the Units to be sold in this offering directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain securities dealers at that price less a concession of not more than $100.00 per Unit. The underwriters may allow, and those dealers may re-allow, a concession not in excess of $50.00 per Unit to certain other dealers. After the Units are released for sale to the public, the offering price and other selling terms may be changed from time to time by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

     The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus on a discretionary basis.

     Overallotment Option. We have granted the underwriters an option, expiring 45 days after the date of this prospectus, to purchase up to 375 additional Units from us on the same terms as set forth in this prospectus with respect to the 2,500 Units offered hereby. The underwriters may exercise this option, in whole or in part, only to cover over-allotments, if any, in the sale of the Units offered by this prospectus.

     Offering Discounts and Expenses. The following table shows the per unit and total underwriting discounts to be paid by us to the underwriters. These amounts are shown assuming no exercise and full exercise, respectively, of the underwriters' over-allotment option described above:

                                                                              Total without           Total with
                                                                              Over-Allotment        Over-Allotment
                                                            Per Unit              Option                Option
                                                       ------------------- --------------------- ---------------------
Total underwriting discount to be paid by us.......           $100               $250,000              $287,500

     The expenses of this offering, not including the underwriting discounts, are estimated to be approximately $250,000 and will be paid by us. Expenses of this offering, exclusive of the underwriting discounts, include the 3% nonaccountable expense allowance payable to Murphy & Durieu, the Securities and Exchange Commission filing fee, the NASD filing fee, AMEX listing fees, printing expenses, legal and accounting fees, transfer agent and registrar fees and other miscellaneous fees and expenses.

     We have agreed that if this offering is successfully completed we will pay to Murphy & Durieu, a non-accountable expense allowance equal to three percent of the initial public offering price of the sale of the Units in this offering (including sales on exercise of the underwriters' over-allotment option). The underwriters have no right to designate or nominate a member of the board of directors of CareerEngine.

     Underwriter's Warrant. On completion of this offering, we will issue the Underwriter's Warrant to Murphy & Durieu, entitling it to purchase from us up to ten percent of the number of Units sold in this offering, exclusive of the Units available pursuant to the over-allotment option, for $1,200 per Unit. The warrant is exercisable during the four-year period beginning one year from the date of issuance. The warrant, and the securities underlying the warrant, are not transferable for one year following the effective date of the registration, except to an individual who is an officer or partner of an underwriter, by will or by the laws of descent and distribution, and are not redeemable.

     The holder of the Underwriter's Warrant will have, in that capacity, no voting, dividend or other shareholder rights. Any profit realized by the underwriters on the sale of the Units issuable upon exercise of the Underwriter's Warrant may be deemed to be additional underwriting compensation. The securities underlying the Underwriter's Warrant are being registered pursuant to the registration statement of which this prospectus is apart. During the term of the Underwriter's Warrant, the holder thereof is given the opportunity to profit from a rise in the market price of our securities. We may find it more difficult to raise additional equity capital while the Underwriter's Warrant is outstanding. At any time at which the Underwriter's Warrant is likely to be exercise, we may be able to obtain additional equity capital on more favorable terms.

     Indemnification. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities act, or to contribute to payments that the underwriters may be required to make in respect thereof.

     Stabilization and Other Transactions. The rules of the Securities and Exchange Commission generally prohibit the underwriters from trading in our Units on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our common stock to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

o Stabilizing transactions consist of bids or purchases made by the lead representative for the purpose of preventing or slowing a decline in the market price of our Units while this offering is in progress.

o Short sales and over-allotments occur when the representatives, on behalf of the underwriting syndicate, sell more of our Units than they purchase from us in this offering. In order to cover the resulting short position, the representative may exercise the over-allotment option described above and/or they may engage in syndicate covering transactions. There is no contractual limit on the size of the syndicate covering transaction. The underwriters will deliver a prospectus in connection with these short sales. Purchasers of Units sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of Units covered by the registration statement.

o Syndicate covering transactions are bids for or purchases of our Units on the open market by the representatives on behalf of the underwriters in order to reduce a short position incurred by the representatives on behalf of the underwriters.

o A penalty bid is an arrangement permitting the representatives to reclaim the selling concession that would otherwise accrue to an underwriter if the Unit originally sold by that underwriter was later repurchased by the representatives and therefore was not effectively sold to the public by such underwriter.

If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on the AMEX, in the over-the-counter market or otherwise.

     Passive Market Making. Prior to the pricing of this offering, and until the commencement of any stabilizing bid, underwriters and dealers who are qualified market makers on the AMEX may engage in passive market making transactions. Passive market making is allowed during the period when the Securities and Exchange Commission's rules would otherwise prohibit market activity by the underwriters and dealers who are participating in this offering. Passive market makers must comply with applicable volume and price limitations and must be identified as such. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; but if all independent bids are lowered below the passive market maker's bid, the passive market maker must also lower its bid once it exceeds specified purchase limits. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in our common stock during a specified period and must be discontinued when such limit is reached. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

                                  Legal Matters

     The validity of the securities being offered hereby will be passed upon on our behalf by Barry B. Feiner, Esq., 170 Falcon Court, Manhassett, New York 11030. Legal matters relating to this offering will be passed upon for the underwriters by Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178. Mr. Feiner's wife owns an aggregate of 35,000 shares of our common stock.

                                     Experts

     The financial statements as of December 31, 1999 and for each of the years in the two-year period then ended , included in this prospectus have been included in reliance on the report of Richard A. Eisner & Company LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              Available Information

     We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the units offered hereby. This prospectus filed as a part of the registration statement does not contain all of the information contained in the registration statements and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the terms of these referenced contracts, agreements or documents and are not necessarily complete. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference.

     In addition, we file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission.

     You may read and copy our registration statement on Form SB-2, the exhibits thereto, any reports, statements and other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operations of the Public Reference Room. Our Securities and Exchange Commission filings are also available on the Securities and Exchange Commission's Internet site which is http://www.sec.gov

     We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants.

                          Index To Financial Statements
               (Information with respect to the nine-months ended
                    September 30, 1999 and 2000 is unaudited)


                                                                                     Page
                                                                                     ----
Report of Independent Accountants                                                    F-2

Financial Statements:

     Financial Statements as of December 31, 1999 and for each of the years in the two-year period then ended:

         Balance Sheet as of December 31, 1999                                       F-3
         Statements of Operations for the years ended
         December 31, 1999 and December 31, 1998                                     F-4
         Statements of Stockholders' Equity (Deficit) for the years ended
         December 31, 1999 and December 31, 1998,                                    F-5
         Statements of Cash Flows for the years ended
         December 31, 1999and December 31, 1998,                                     F-6
         Notes to Financial Statements                                               F-7

     Unaudited Financial Statements as of September 30,2000 and for each of the nine-month periods ended September 30, 2000 and 1999:

         Balance Sheet as of September 30, 2000                                      F-18
         Statements of Operations for the nine-months
         ended September 30, 2000 and 1999                                           F-19
         Statements of Cash Flows for the nine months
         ended September 30, 2000 and 1999                                           F-20
         Notes to Financial Statements                                               F-21

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
CareerEngine Network, Inc.
New York, New York

We have audited the consolidated balance sheet of CareerEngine Network, Inc. and subsidiaries (formerly Helmstar Group, Inc. and subsidiaries) as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CareerEngine Network, Inc. and subsidiaries as of December 31, 1999, and the consolidated results of their operations and their consolidated cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP

New York, New York
March 10, 2000

With respect to Note A
March 28, 2000

With respect to Note G
August 16, 2000

With respect to Note H
August 30, 2000

With respect to Note F[3]
November 22, 2000

CAREERENGINE NETWORK, INC. AND SUBSIDIARIES

Consolidated Balance Sheet
December 31, 1999


ASSETS
Cash and cash equivalents                                         $       1,006,276
Marketable securities                                                     4,888,610
Fixed assets, net                                                           600,541
Other assets                                                                565,018
                                                                  -----------------
                                                                  $       7,060,445

LIABILITIES

Accrued expenses and other liabilities                            $       1,891,201
Excess of liabilities over assets of discontinued operations              3,215,344
                                                                  -----------------
                                                                          5,106,545

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock - authorized 10,000,000 shares, par value $.10;
  issued 6,749,600 shares                                                   674,960
Paid-in surplus                                                          14,984,510
Deficit                                                                 (10,657,861)
                                                                  -----------------

                                                                          5,001,609
Less treasury stock, at cost - 1,313,927 shares                          (3,047,709)
                                                                  -----------------

                                                                          1,953,900
                                                                  -----------------

                                                                  $       7,060,445
                                                                  =================

See notes to financial statements

Consolidated Statements of Operations


                                                                                                      Year Ended December 31,
                                                                                                  -------------------------------
                                                                                                       1999             1998
                                                                                                  --------------   --------------
Revenues:
   E-recruiting related services                                                                  $       30,980
   Income on securities transactions, net                                                                836,549      $ 1,526,873
   Interest income                                                                                       374,522          417,535
   Other income                                                                                          229,370
                                                                                                  --------------   --------------

                                                                                                       1,471,421        1,944,408
                                                                                                  --------------   --------------

Expenses:
   Compensation and related costs                                                                      1,725,074        1,223,597
   Advertising                                                                                         1,235,778           77,515
   General and administrative                                                                          1,336,215          567,378
   Interest                                                                                              127,241          398,577
                                                                                                  --------------   --------------

                                                                                                       4,424,308        2,267,067
                                                                                                  --------------   --------------

Loss from continuing operations before income taxes                                                   (2,952,887)        (322,659)
Income tax provision (benefit)                                                                            10,098         (108,477)
                                                                                                  --------------   --------------

Loss from continuing operations                                                                       (2,962,985)        (214,182)

Discontinued operations:
   Loss from operations of discontinued real estate and consulting activities                         (1,089,409)        (410,227)
                                                                                                  --------------   --------------

Net loss                                                                                          $   (4,052,394)  $     (624,409)
                                                                                                  ==============   ==============

Per common share - basic and diluted:
   Loss from continuing operations                                                                $         (.55)  $         (.03)
   Loss from discontinued operations                                                                        (.20)            (.08)
                                                                                                  --------------   --------------

Net loss per common share                                                                         $         (.75)  $         (.11)
                                                                                                  ==============   ==============


Weighted average number of common shares outstanding - basic and diluted                               5,435,673        5,489,376
                                                                                                  ==============   ==============

See notes to financial statements

Consolidated Statements of Changes in Stockholders' Equity

                                             Common Stock               Paid-in
                                        Shares          Amount          Surplus            Deficit
                                    -------------   ------------    ----------------  ----------------
Balance - January 1, 1998               6,749,600   $    674,960    $     14,984,510  $     (5,981,058)
Treasury stock acquired at cost
Net loss                                                                                      (624,409)
                                    -------------   ------------    ----------------  ----------------

Balance - December 31, 1998             6,749,600        674,960          14,984,510        (6,605,467)
Treasury stock acquired at cost
Net loss                                                                                    (4,052,394)
                                    -------------   ------------    ----------------  ----------------

Balance - December 31, 1999             6,749,600   $    674,960    $     14,984,510  $    (10,657,861)
                                    =============   ============    ================  ================

                                              Treasury Stock
                                         Shares            Amount             Total
                                     -------------    ---------------   ---------------
Balance - January 1, 1998                1,233,227    $    (2,928,598)  $     6,749,814
Treasury stock acquired at cost             63,000            (95,931)          (95,931)
Net loss                                                                       (624,409)
                                     -------------    ---------------   ---------------

Balance - December 31, 1998              1,296,227         (3,024,529)        6,029,474
Treasury stock acquired at cost             17,700            (23,180)          (23,180)
Net loss                                                                     (4,052,394)
                                     -------------    ---------------   ---------------

Balance - December 31, 1999              1,313,927    $    (3,047,709)  $     1,953,900
                                     =============    ===============   ===============

See notes to financial statements

Consolidated Statements of Cash Flows

                                                                                                Year Ended December 31,
                                                                                       ------------------------------------------
                                                                                               1999                  1998
                                                                                       ------------------      ------------------
Cash flows from operating activities:
   Loss from continuing operations                                                     $      (2,962,985)      $       (214,182)
   Adjustments to reconcile loss from continuing operations to net cash
      (used in) provided by operating activities:
        Depreciation and amortization                                                            168,211                 42,630
        Gain on sale of furniture and equipment                                                                            (166)
        Purchase of marketable securities                                                    (14,772,852)           (26,361,024)
        Sale of marketable securities                                                         17,740,652             25,739,476
        Changes in:
           Other assets                                                                          (99,132)                52,196
           Accrued expenses and other liabilities                                                566,340                457,429
                                                                                      ------------------      -----------------

Cash provided by (used in) continuing operations                                                 640,234               (283,641)
Cash (used in) provided by discontinued operations                                            (2,308,205)               825,316
                                                                                      ------------------      -----------------

              Net cash (used in) provided by operating activities                             (1,667,971)               541,675
                                                                                      ------------------      -----------------

Cash flows from investing activities:
   Purchase of furniture and equipment                                                          (544,182)               (94,074)
   Other                                                                                                                 17,493
                                                                                      -------------------     -----------------


Cash used in continuing operations                                                               (544,182)             (76,581)
Cash provided by (used in) discontinued operations                                              1,450,654             (727,592)
                                                                                      -------------------     -----------------

              Net cash provided by (used in) investing activities                                906,472               (804,173)
                                                                                      ------------------      -----------------

Cash flows from financing activities:
   Purchase of treasury stock                                                                    (23,180)               (95,931)
   Cash provided by discontinued operations                                                      750,000                597,032
                                                                                      ------------------      -----------------

              Net cash provided by financing activities                                          726,820                501,101
                                                                                      ------------------      -----------------

(Decrease) increase in cash and cash equivalents                                                 (34,679)               238,603
Cash and cash equivalents at beginning of year                                                 1,040,955                802,352
                                                                                      ------------------      -----------------

Cash and cash equivalents at end of year                                              $        1,006,276      $       1,040,955
                                                                                      ==================      =================

Supplemental disclosures of cash flow information related to continuing operations:

      Cash paid during the year for:
        Interest                                                                      $             241       $           6,815
        Income taxes                                                                  $          31,175       $          71,763

See notes to financial statements

CAREERENGINE NETWORK, INC. AND SUBSIDIARIES

Notes to Financial Statements
December 31, 1999


NOTE A - THE COMPANY

Effective March 28, 2000, Helmstar Group, Inc. changed its name to CareerEngine Network, Inc. CareerEngine Network, Inc. is engaged in the e-recruiting business through its subsidiary CareerEngine, Inc. which was formed in 1998. CareerEngine Network, Inc. through other subsidiaries was also engaged in merchant banking activities concentrating on real estate projects and also provided financial consulting services. On August 16, 2000, the Board of Directors of CareerEngine Network, Inc. decided to discontinue such operations and accordingly, the accompanying consolidated financial statements have been restated to reflect merchant banking activities and financial consulting services as discontinued operations. The Company's only remaining operating segment after giving effect to discontinued operations is the e-recruiting business.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES APPLICABLE TO CONTINUING OPERATIONS

[1]  Principles of consolidation:

     The accompanying consolidated financial statements include the accounts of CareerEngine Network, Inc. and its subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated.

[2]  Revenue recognition:

     E-recruiting related services are earned on the placement of banner and job
     placement   advertisements  on  the  Company's  web  site.  Such  fees  are recognized over the period during which the advertisements are exhibited.

[3]  Depreciation and amortization:

     Furniture, fixtures and equipment are being depreciated using both straight-line and accelerated methods over estimated lives of five to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or their estimated useful lives.

[4]  Cash and cash equivalents:

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 1999, cash equivalents consist principally of an investment of approximately $853,000 in a money market account.

[5]  Net loss per share:

     Basic and diluted net loss per share is computed based upon the weighted average number of common shares outstanding during each year. Outstanding employee stock options did not have an effect on the computation as they were anti-dilutive.

[6]  Income taxes:

     Deferred income taxes are measured by applying enacted statutory rates in effect at the balance sheet date to net operating loss carryforwards and to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. The resulting deferred tax asset as of December 31, 1999 was fully reserved since the likelihood of realization of future tax benefits cannot be established.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES APPLICABLE TO CONTINUING OPERATIONS (CONTINUED)

[7]  Marketable securities:

     The Company's marketable securities, which have a cost of $4,848,780, consist of United States Treasury Bills and Municipal Bonds which are classified as trading securities and are recorded at market value. Gains and losses on the trading securities are included in operations.

[8]  Derivative financial instruments:

     As part of its investment strategies to profit from anticipated market movements, the Company maintains trading positions in a variety of derivative financial instruments consisting principally of futures contracts in treasuries, stocks and municipal securities. All positions are reported at fair value, and changes in fair value are reflected in operations as they occur. The Company realized net gains from derivatives sold in 1999 and 1998 of approximately $837,000 and $1,527,000, respectively. Such amounts are included in income on securities transactions in the accompanying statements of operations. At December 31, 1999, no derivative financial instruments were held by the Company and the average fair value of such instruments held during the years was not material.

[9]  Stock-based compensation:

     The Company has elected to continue to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB25"). Under APB25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant or other measurement date over the amount an employee must pay to acquire the stock.

[10] Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[11] Advertising costs:

     Advertising costs, which relate primarily to the e-recruiting business, are expensed as incurred.

[12] Software development costs:

     External direct costs of materials and services incurred to develop the Company's website during the application development stage were capitalized. Such costs which amounted to approximately $38,000 in the year ended December 31, 1999, are being amortized using the straight-line method over an estimated useful life of three years.

NOTE C - INCOME TAXES

The income tax provision (benefit) applicable to continuing operations, all of which is current, consists of the following:

                                           Year Ended
                                          December 31,
                                  -----------------------------
                                      1999            1998
                                  ------------   --------------
       Federal                    $          0   $     (22,143)
       State and local                  10,098         (86,334)
                                  ------------   -------------

                                  $     10,098   $    (108,477)
                                  ============   =============

At December 31, 1999, the Company has a net operating loss carryforward for federal income tax purposes of approximately $17,311,000, which expires in the years 2005 through 2019.

The Company's deferred tax asset consists of the following as of December 31, 1999:

Deferred tax assets:
   Net operating loss carryforward                               $   7,963,000
   Liability for interest and state taxes related to federal
      tax settlement                                                   266,000
   Other                                                                39,000
                                                                 -------------
      Total deferred tax assets, before valuation allowance          8,268,000

Less:
   Valuation allowance                                              (8,002,000)
                                                                 -------------
      Total deferred tax assets                                        266,000

Deferred tax liability:
   Deferred rental income                                             (266,000)
                                                                 -------------

      Net deferred tax assets                                    $           0
                                                                 =============

The valuation allowance increased by approximately $2,027,000 during 1999 and $650,000 during 1998.

The effective tax rate applicable to continuing operations varied from the statutory federal income tax rate as follows:

                                                               Year Ended
                                                              December 31,
                                                          --------------------
                                                             1999       1998
                                                          ---------   --------
Statutory rate                                              (34.0)%    (34.0)%
State and local taxes, net of federal income tax effect     (12.0)       4.3
Nondeductible expenses                                        1.8        3.9
Tax exempt interest                                          (5.5)
Reversal of prior year tax overaccrual                                  (7.2)
Valuation allowance                                          50.0       18.2
                                                          ---------   --------
Effective rate                                                 .3%     (14.8)%
                                                          =========   ========

The Internal Revenue Service has examined the Company's federal income tax returns for the years 1985 through 1989 and in December 1999 assessed a tax deficiency of $348,000 together with accrued interest of $576,000. As of December 31, 1997, the Company had recorded a liability for income tax and interest related to the years under examination and during 1998 and 1999, the Company accrued additional interest expense of $312,000 and $125,000, respectively, related to the tax deficiency, thereby increasing the liability to $984,000 at December 31, 1999, including related additional state and local tax deficiencies.

NOTE D - FIXED ASSETS

Fixed assets consist of the following:

       Furniture and fixtures             $     163,701
       Computer and equipment                   855,795
       Leasehold improvements                    86,807
                                          -------------
                                              1,106,303

       Less accumulated depreciation            505,762
                                          -------------
                                          $     600,541
                                          =============

NOTE E - STOCK OPTION PLANS

In 1990, the Company adopted a stock option plan (the "1990 Plan") for granting of options to purchase up to 750,000 shares of its common stock, pursuant to which officers and other key employees are eligible to receive incentive and/or nonqualified stock options, stock appreciation rights, and restricted stock awards. Incentive stock options granted under the 1990 Plan are exerciseable for a period of up to 10 years (five years in the case of a 10% stockholder) from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise price of options granted to a stockholder owning more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant.

On April 23, 1999, the Company adopted a stock option plan (the "1999 Plan") for granting options to purchase up to 350,000 shares of common stock, pursuant to which officers and other key employees are eligible to receive incentive and/or nonqualified stock options. Options granted under the 1999 Plan are exercisable for a period of up to 5 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise price of options granted to a stockholder owing more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant.

Stock option activity under the 1990 Plan and 1999 Plan is summarized as follows:

                                                         Year Ended December 31,
                                          ----------------------------------------------------
                                                     1999                        1998
                                          -------------------------    -----------------------
                                                           Weighted                   Weighted
                                                           Average                    Average
                                                           Exercise                   Exercise
                                             Shares         Price        Shares        Price
                                          -----------    ----------    -----------   ---------
Options outstanding at beginning of year      100,000    $     .56         100,000      $.56
Granted                                       460,000         2.33
                                          -----------                  -----------

Options outstanding at end of year            560,000         2.02         100,000       .56
                                          ===========                  ===========

Options exercisable at end of year            100,000          .56         100,000       .56
                                          ===========                  ===========

The following table presents information relating to stock options outstanding at December 31, 1999:

                                           Options Outstanding                 Options Exercisable
                               -----------------------------------------    -------------------------
                                                               Weighted
                                               Weighted        Average                     Weighted
                                                Average       Remaining                     Average
                                               Exercise        Life in                     Exercise
Range of Exercise Price           Shares         Price          Years         Shares         Price
-----------------------        -----------    ----------    ------------    ------------  -----------
         $.56                      100,000      $  .56           2.92         100,000        $ .56
     $2.25 - $2.50                 460,000        2.33           9.27
                               -----------                                  -----------
                                   560,000        2.02           8.14         100,000          .56
                               ===========                       ====       ===========

On May 1, 1999, CareerEngine, Inc., a subsidiary of the Company, adopted a stock option plan (the "1999 Plan") for granting options to purchase up to 2,000,000 shares of common stock, pursuant to which officers and other key employees are eligible to receive incentive and/or nonqualified stock options. Options granted under the 1999 Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise price of options granted to a stockholder owing more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant. During 1999, CareerEngine, Inc. granted 1,580,000 options of which 15,000 options are exercisable at December 31, 1999 at $2.50.

The following table presents information relating to stock options outstanding at December 31, 1999:

                  Options Outstanding                    Options Exercisable
       -------------------------------------------    -------------------------
                                         Weighted
                         Weighted        Average                    Weighted
                          Average       Remaining                   Average
                         Exercise        Life in                    Exercise
           Shares          Price          Years         Shares       Price
       ------------      --------       ----------    ---------    ----------
          1,075,000         $.01            9.34
            505,000         2.50            9.87         15,000       $2.50
       ------------                                   ---------

          1,580,000         $.55            9.51         15,000
       ============         ====            ====      =========


The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:

                                            CareerEngine         CareerEngine,
                                            Network, Inc.            Inc.
                                                1999                 1999
                                           --------------       --------------

       Risk-free interest rates            5.12% to 6.59%       5.15% to 6.30%
       Expected option life in years           5 to 7                  5
       Expected stock price volatility          134%                  46%
       Expected dividend yield                   0%                   0%

Had the Company elected to recognize compensation cost based on the fair value of the options at the date of grant as prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", net loss in 1999 would have been approximately $(4,274,049) or $(.79), per basic and diluted loss per share.

NOTE F - COMMITMENTS AND LITIGATION

[1] The Company occupies office space under a lease expiring on February 28, 2006. Rental expense relating to the lease amounted to $167,966 and $164,819 for the years ended December 31, 1999 and 1998, respectively.

      Minimum future annual rental payments at December 31, 1999 are as follows:

              2000                         $   139,100
              2001                             139,100
              2002                             139,100
              2003                             139,100
              2004                             139,100
              Thereafter                       162,200
                                           -----------
                                           $   857,700
                                           ===========

[2]   The Company has a Retirement  Savings Plan for its employees,  pursuant to
      Section 401(k) of the Internal Revenue Code. Employee contributions to the plan and the Company's matching contributions vest immediately. The Company's contribution to the plan, in accordance with the plan's top heavy provisions, amounted to approximately $10,100 and $9,800, in the years ended December 31, 1999 and 1998, respectively.

[3] In February 2000, the Company, in exchange for a nominal amount obtained a release from claims arising from a 1996 litigation.

     In connection with the above litigation, on November 22, 2000 the Company was served with a Summons and Complaint in connection with an action commenced in October 2000, by the Housing Authority of the County of Riverside, California against multiple defendants. The Plaintiffs alleged in connection with the issuance and underwriting of certain bonds that various defendants negligently and fraudulently misrepresented to the Plaintiffs that the interest on the bonds would be tax exempt. The Plaintiffs are seeking damages as a result of such misrepresentation in the amount of $1,100,000. The Plaintiffs are also seeking punitive damages in an unspecified amount. Management is vigorously opposing those claims, however, the outcome of the litigation is not presently determinable.

NOTE G - DISCONTINUED OPERATIONS

On August 16, 2000, the Board of Directors of the Company decided to discontinue its merchant banking operations, which consisted of its real estate project with Carmike Cinemas, Inc., and its financial consulting operations. The financial statements have been restated to reflect the discontinued operations of the periods presented and to reclassify the assets and liabilities related thereto.

Results of discontinued operations are summarized as follows:

                                                Year Ended December 31,
                                           ----------------------------------
                                                 1999              1998
                                           ---------------    ---------------

Rental income from real estate leased      $       996,405    $
Consulting fees                                    615,314          1,040,000
Interest income                                      3,212
Other income                                                           22,101
                                           ---------------    ---------------

   Total revenues                                1,614,931          1,062,101
                                           ---------------    ---------------

Real estate leased expenses, net                 1,568,029          1,093,435
Compensation and other costs                       917,532            377,566
General and administrative expense                 218,779              1,327
                                           ---------------    ---------------

   Total expenses                                2,704,340          1,472,328
                                           ---------------    ---------------

Loss from discontinued operations          $    (1,089,409)   $      (410,227)
                                           ===============    ===============

Assets and liabilities of the discontinued operations at December 31, 1999 are as follows:

       Real estate leased, net                        $    70,336,022
       Deferred financing and leasing costs, net            1,707,279
       Deferred rental income                                 577,485
                                                      ---------------

          Total assets                                     72,620,786
                                                      ---------------

       Bonds payable                                       72,750,000
       Accrued interest                                       836,130
       Due to preferred member                              2,250,000
                                                      ---------------

          Total liabilities                                75,836,130
                                                      ---------------

       Excess of liabilities over assets of
          discontinued operations                     $    (3,215,344)
                                                      ===============

[1]  Description of real estate operations:

     In 1997, Movieplex Realty Leasing, L.L.C. ("Movieplex"), a subsidiary of the Company, entered into an agreement with a major film exhibitor, Carmike Cinemas, Inc. ("Carmike"), to develop and lease an unspecified number of state of the art multiplex movie theaters at a cost not to exceed approximately $75,000,000, plus an amount equal to any proceeds received by Movieplex from the investment of related funding prior to the expending of development costs (the "Project Funding"). Under the terms of the agreement, Carmike was responsible for construction costs in excess of the Project Funding. The primary components of the Project Funding were (i) $72,750,000 from Movieplex's issuance of bonds and (ii) $2,272,500 from an equity investment by Movieplex.

     Pursuant to one of the related agreements, Carmike acted as the development agent for Movieplex over the period November 20, 1997 through November 19, 1999 (the "Development Period"). During the Development Period, eight theaters (each theater consisting of an acquired parcel of land and the improvements constructed thereon) were developed at a cost substantially in excess of the Project Funding. These excess costs were funded by Carmike. In order to restore the original intent of developing multiple theaters at an amount not to exceed the Project Funding, on April 11, 2000, Movieplex transferred title to two theaters to Carmike. The costs relating to the remaining six properties, after reallocating those costs incurred by Movieplex pertaining to the two transferred theaters, does not exceed the cost incurred to develop such remaining theaters. The allocated costs for each of the six theaters does not exceed their value as determined by an outside appraiser. In connection with the transfer of the two theaters, the related lease was amended to (i) increase the purchase option price to Carmike at the expiration of the initial lease term from 100% to 110% of a pre-determined future value, (ii) effectively increase the rent payable during the initial renewal option term of the lease by 10%, and (iii) increase the current return on Movieplex's common members' equity investment. These amendments, in the aggregate, increased the Company's anticipated financial return on this transaction. The Company was also compensated ($188,000) for its consulting services provided with regard to this matter.

     Commencing November 20, 1999, Carmike leased each of the six theaters under the terms of a triple net, credit type lease with Movieplex, as lessor. Monthly rental payments received by the lessor primarily fluctuate with the debt service payments on the related bonds and the cash return due to the Common and Preferred Members of Movieplex. The lease requires that Carmike, in addition to paying a stipulated monthly rental to the lessor (i) pay all utilities, insurance, and local real estate, corporate and franchise taxes;
     (ii) reimburse the lessor for substantially all of its necessary and reasonable expenses incurred in fulfilling its role as lessor; and (iii) assume full operating, maintenance and environmental responsibilities for the preservation and, if necessary, restoration of the land and related improvements thereon. At the end of the initial lease term in 2015, Carmike has the option to extend the lease, relating to not less than all the theaters, for an additional term of ten years and, thereafter, for an additional term of five years at rental rates provided in the lease. Alternatively, at the end of the initial lease term, Carmike has the option to purchase, not less than all the theaters, at an amount based on a predetermined future value.

     Bonds payable were secured by irrevocable letters of credit issued by a group of banks which, in turn, were collateralized solely by the related land and theaters thereon. In connection therewith the Company entered into a Reimbursement Agreement with Wachovia, N.A. as agent for the banks, under which the Company was obligated to remit all rent received under the lease to Wachovia to reimburse the banks for the bond payments made by draws on their letters of credit. The bonds bear interest, payable monthly, at a variable base rate (6.46% at December 31, 1999) indexed to the 30-day, high-grade commercial paper rate which is reset weekly. Principal on the bonds was payable in annual installments, commencing December 1, 2000, in amounts ranging from $970,000 to $7,775,000 with a final payment due at maturity, November 1, 2015, of $12,975,000.

     The 3% equity investment by the lessor amounted to $2,272,500 of which $2,250,000 and $22,500 was contributed by the lessor's Preferred and Common Memberships (or shareholdings), respectively. A third party owns 100% of the Preferred Membership and two subsidiaries of the Company own 100% of the Common Membership of the lessor. The Common and Preferred Membership interests are entitled to a cash return based on a formula specified within the lease.

     On August 8, 2000, Carmike filed a petition under Chapter 11 of the United States Bankruptcy Code. As a result of that filing and Carmike's subsequent failure to pay rent to date under the lease, the Company failed to make required payments to Wachovia under the Reimbursement Agreement. Accordingly, on August 15, 2000, Wachovia declared a default under the Reimbursement Agreement and accelerated all amounts due by the Company thereunder. Wachovia also directed the Trustee under the related indenture to redeem the bonds. On August 15, 2000 the bonds were paid entirely through draws on the related letters of credit. Accordingly, amounts previously payable on the bonds became payable to the banks immediately under the Reimbursement Agreement. The Company anticipates that title to the six theaters will be transferred to the banks in payment of the non-recourse debt under the Reimbursement Agreement. At such time, the Company will recognize a gain to the extent of the excess of the liabilities over the carrying value of the assets related to the real estate leased to Carmike.

[2]  Other information with respect to real estate operations:

     As of December 31, 1999 real estate leased consists of the following:

       Land                               $    14,637,500
       Improvements                            55,857,449
                                          ---------------
                                               70,494,949

       Less accumulated depreciation              158,927
                                          ---------------
                                          $    70,336,022

     Expenses related to real estate leased, net consist of the following:

                                                     Year Ended December 31,
                                                ----------------------------------
                                                      1999              1998
                                                ---------------    ---------------
 Interest expense on bonds                      $     2,799,381    $     4,595,202
 Interest income on restricted investments (1)       (1,393,946)        (3,502,350)
                                                ---------------    ---------------

 Interest expense, net                                1,405,435          1,092,852
 Depreciation expense                                   158,927
 Other                                                    3,667                583
                                                ---------------    ---------------

                                                $     1,568,029    $     1,093,435
                                                ===============    ===============

(1) The Trust Indenture pursuant to which the bonds were issued, restricted the term and the investment instruments in which the bond proceeds would be invested until spent for the purposes defined in the indenture. Interest income earned on the investments is being shown as an offset to the interest expense on the bonds.

     During the Development Period, interest, related fees and amortization of deferred financing costs related to the bonds were capitalized, except those amounts attributable to funds not yet expended to either purchase land or construct the improvements thereon. During the years ended December 31, 1999 and 1998, respectively, approximately $3,051,629 and $516,000 of interest, letter of credit fees and amortization of deferred financing costs, were capitalized and included in real estate leased-improvements.

NOTE H - INCREASE IN AUTHORIZED STOCK

On August 30, 2000, the Board of Directors increased the number of authorized shares of common stock from 10,000,000 to 20,000,000 shares and authorized 1,000,000 shares of preferred stock with a par value of $0.10 per share.
Preferred stock may be issued in one or more series in the discretion of the Board of Directors.

                   CareerEngine Network, Inc. and Subsidiaries
                           Consolidated Balance Sheets


                                                      September 30,
                                                          2000
                                                       (Unaudited)
                                                   -----------------
ASSETS

Cash and cash equivalents                          $        953,714
Marketable securities                                     2,533,153
Fixed assets, net                                           657,906
Other assets                                              1,460,068
                                                   -----------------
                                                   $      5,604,841
                                                   =================

LIABILITIES

Debentures payable                                 $      1,756,028
Accrued expenses and other liabilities                    1,640,705
                                                   -----------------
Total liabilities                                         3,396,733


Excess of liabilities over assets of discontinued
operations                                                3,361,269
                                                   -----------------

Commitments

STOCKHOLDERS' EQUITY

Common stock - authorized 20,000,000 shares,
  par value $.10; issued 6,749,600 shares                  674,960
Preferred stock - authorized 1,000,000 shares,
  par value $.10; none issued
Paid-in surplus                                         16,096,808
Deficit                                                (14,896,533)
                                                   -----------------
                                                         1,875,235
Less treasury stock, at cost -
1,305,594 shares                                        (3,028,396)
                                                   -----------------

                                                        (1,153,161)
                                                   -----------------
                                                   $     5,604,841
                                                   ==================

The accompanying notes are an integral part of the financial statements.

                   CareerEngine Network, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                Nine Months Ended
                                                                  September 30,
                                                            2000                1999
                                                        ---------------   ----------------
Revenues

  E-recruiting related services                         $     929,718       $      16,091
  Income on securities transactions, net                    1,266,294           1,332,960
  Interest income                                              98,412             300,187
  Other income                                                  2,024             228,190
                                                        ---------------   ----------------
                                                            2,296,448           1,877,428
                                                        ---------------   ----------------

Expenses
  Compensation and related costs                            2,482,190           1,007,069
  Advertising                                               1,357,774             412,695
  General and administrative                                1,702,604             808,765
  Beneficial conversion feature
    of debentures payable                                     246,875
                                                        ---------------   ----------------
                                                            5,789,443           2,228,529
                                                        ---------------   ----------------

Loss from continuing operations
before income taxes                                         (3,492,995)          (351,101)
  Income tax provision                                          15,340             12,163
                                                        ---------------   ----------------

Loss from continuing operations                             (3,508,335)          (363,264)
                                                        ---------------   ----------------

Discontinued operations:
  Income (loss) from operations of discontinued
    real estate and consulting activities                       74,349         (1,226,550)
  Write-off of unamortized financing costs                    (804,667)
                                                        ---------------   ----------------

Loss from discontinued operations                             (730,318)        (1,226,550)
                                                        ---------------   ----------------

Net Loss                                                $   (4,238,653)   $    (1,589,814)
                                                        ===============   ================

Per common share - basic and diluted
  Loss from continuing operations                       $         (.65)   $          (.06)
  Loss from discontinued operations                               (.13)              (.23)
                                                        ---------------   ----------------
  Net loss                                              $         (.78)   $          (.29)
                                                        ===============   ================

Weighted average number of common shares
outstanding - basic and diluted                             5,440,090           5,435,964
                                                        ===============   ===============

The accompanying notes are an integral part of the financial statements.

                  CareerEngine Network, Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows
                                  (Unaudited)

                                                                              Nine Months Ended
                                                                                September 30,
                                                                          2000                 1999
                                                                      ------------         ------------
Cash flows from operating activities

  Loss from continuing operations                                     $(3,508,335)         $  (363,264)

Adjustments to reconcile loss from continuing operations to
 net cash provided by (used in) operating activities:
 Depreciation and amortization                                            232,144              191,651
 Beneficial conversion feature of debentures payable                      246,875
 Sale of marketable securities, net                                     2,355,457            1,528,540
 Issuance of treasury stock for services                                   18,483
 Changes in:
   Other assets                                                          (688,397)               7,743
   Accrued expenses and other liabilities                                (250,496)             939,478
                                                                      ------------         ------------
 Cash provided by (used in) continuing operations                      (1,594,269)           2,304,148
 Cash provided by (used in) discontinued operations                      (584,393)           8,462,072
                                                                      ------------         ------------

       Net cash (used in) provided by operating activities             (2,178,662)          10,766,220
                                                                      ------------         ------------

Cash flows from investing activities
  Purchase of furniture and equipment                                    (273,900)            (557,471)
                                                                      ------------         ------------
  Cash provided by (used in) continuing operations                       (273,900)            (557,471)
  Cash provided by (used in) discontinued operations                                       (10,879,253)
                                                                      ------------         ------------

       Net cash provided by (used in) investing activities               (273,900)         (11,436,724)
                                                                      ------------         ------------

Cash flows from financing activities

  Purchase of treasury stock                                                                   (23,180)
  Proceeds from issuance of debentures                                  1,756,028
  Additional paid in capital from sale of debentures                      643,972
                                                                      ------------         ------------
  Cash provided by (used in) continuing operations                      2,400,000              (23,180)
  Cash provided by (used in) discontinued operations                                           750,000
                                                                      ------------         ------------


       Net cash provided by (used in) financing activities              2,400,000              726,820
                                                                      ------------         ------------

Increase (decrease) in cash and cash equivalents                           52,562               56,316

Cash and cash equivalents at beginning of period                        1,006,276            1,040,955
                                                                      ------------         ------------

Cash and cash equivalents at end of period                               $953,714           $1,097,271
                                                                      ============         ============

Supplemental disclosures of Cash Flow Information from
continuing operations
  Cash paid during the period for:
     Interest                                                             $45,336                   --
     Income taxes                                                         $30,684               $7,375
     Issuance of warrants in connection with debentures payable          $222,282                   --

The accompanying notes are an integral part of the financial statements.

                  CareerEngine Network, Inc. and Subsidiaries
              Notes To Condensed Consolidated Financial Statements
                                  (Unaudited)

1.   Significant Accounting Policies

     The accounting policies followed by the Company are set forth in the notes to the Company's financial statements included in its Form 10-KSB, for the year ended December 3l, 1999, which was filed with the Securities and Exchange Commission.

     Certain amounts have been reclassified in the financial statements for the nine month period ended September 30, 1999 to conform to the presentation of the nine month period ended September 30, 2000. In addition, the financial statements have been restated to reflect the discontinued operations of the periods presented and to reclassify the assets and liabilities related thereto (see Note 4).

2.   Income (Loss) Per Share

     Basic income (loss) per share is based on the weighted average number of common shares outstanding. Employee stock options did not have an effect on the computation of diluted earnings per share since they were anti-dilutive.

3.   Excess of Liabilities over Assets of Discontinued Operations

     In August 2000, the Company discontinued its merchant banking operations, which consisted of its real estate project with Carmike Cinemas, Inc., and its financial consulting operations. Accordingly, the Company's remaining operations are solely from its e-recruiting segment.

     The Company will recognize a gain in an amount approximately equal to Excess of Liabilities over Assets of Discontinued Operations ($3,361,269 at September 30, 2000) when title relating to six properties leased to Carmike is transferred pursuant to the direction of Wachovia, N. A., as agent to the holders of the non-recourse debt under the Reimbursement Agreement referred to below. However, due to various proceedings relating to Carmike's petition under Chapter 11 of the United States Bankruptcy Code, no such transfer, as yet, has been made. The Company's exposure related to this real estate project is and always has been limited solely to the Company's interest in the six properties.

Discontinued Operations

     In 1997, the Company entered into a triple net, credit type lease with Carmike, pursuant to which the Company leased to Carmike six parcels of land and the improvements thereon. Concurrently, the Company issued $72,750,000 principal amount of its adjustable rate tender securities due November 1, 2015 (the "Bonds"). The Bonds were secured by irrevocable letters of credit issued by a group of banks. In connection therewith the Company entered into a Reimbursement Agreement with Wachovia, as agent for the banks, under which the Company was obligated to remit all rent received under the lease to Wachovia to reimburse the banks for the Bond payments made by draws on their letters of credit.

     On August 8, 2000, Carmike filed a petition under Chapter 11 of the United States Bankruptcy Code. As a result of that filing and Carmike's subsequent failure to pay rent to date under the lease, the Company failed to make required payments to Wachovia under the Reimbursement Agreement. Accordingly, Wachovia declared a default under the Reimbursement Agreement and accelerated all amounts due by the Company thereunder. Wachovia also directed the Trustee under the related Indenture to redeem the Bonds. Such amounts were paid entirely through draws on the related letters of credit and were not paid with funds of the Company. However, as the Bonds are no longer outstanding, all unamortized financing costs (amounting to $804,667) relating thereto were expensed. In addition, Carmike has not disaffirmed the lease and continues to occupy the six theaters.

     The financial statements have been restated to reflect the discontinued operations of the periods presented and to reclassify the assets and liabilities related thereto.

     Excess of Liabilities over Assets of Discontinued Operations at September 30, 2000 consists of the following:

                            September 30, 2000
                            ------------------
Real estate leased, net     $      69,510,631
Other assets                        2,643,780
Reimbursement obligations         (72,750,000)
Other liabilities                    (515,680)
Due to preferred member            (2,250,000)
                            ------------------
                            $     (3,361,269)
                            ==================


Loss from discontinued operations for the nine month period ended September 30, 2000 and 1999 are as follows:

                                     Nine Months Ended
                                       September 30,
                           -------------------------------------
                                  2000               1999
                           ------------------  -----------------
Revenues                   $     5,804,374     $    1,768,759
Expenses                         (5,730,025)        (2,995,309)
Write-off of unamortized
financing costs                  (804,667)
                           ------------------  -----------------
                           $     (730,318)     $    (1,226,550)
                           ==================  =================

================================================================================

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the units means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the units in any circumstances under which the offer or solicitation is unlawful.

                TABLE OF CONTENTS

                                                Page

Prospectus Summary.................................
Risk Factors.......................................
Price Range of Common Stock........................
Use of Proceeds....................................
Dividend Policy....................................
Private Financing..................................
Capitalization.....................................
Selected Financial Data............................
Management's Discussion and Analysis of
     Financial Condition and Results of Operations
Business.
Management.........................................
Principal Stockholders.............................
Certain Transactions...............................
Description of Securities..........................
Underwriting.......................................
Legal Matters......................................
Experts............................................
Available Information..............................
Index to Financial Statements...................F-1

================================================================================


================================================================================


                                   2,500 Units

                           CareerEngine Network, Inc.


                                 --------------

                                   PROSPECTUS

                                 --------------





                                 MURPHY & DURIEU

                                  _______, 2001


================================================================================

               ALTERNATE PAGE OF SELLING SECURITYHOLDER PROSPECTUS
                  Subject to Completion Dated __________, 2001

                              [LOGO] Career Engine
                                     Network, Inc.

                                   2,640 Units
                             each Unit consisting of

o $1,000 principal amount of $12% convertible debentures due on March 31, 2010,
o    class A warrants to purchase 250 shares of common stock and
o    class B warrants to purchase 250 shares of common stock

                                  ------------

            $2,640,000 aggregate principal amount of $12% convertible
                        debentures due on March 31, 2010

                                  ------------

   Class A warrants to purchase an aggregate of 660,000 shares of common stock

                                  ------------

   Class B warrants to purchase an aggregate of 660,000 shares of common stock

                                  ------------

                   An aggregate of 1,320,000 shares of common
                  stock issuable upon the exercise of the Class
                             A and Class B warrants

                                  ------------

     The debentures and warrants will trade separately starting six months from the effective date of this offering unless we agree with the underwriter that trading may begin sooner. Prior to that date, the debentures and warrants will trade only as a unit.

     Selling securityholders may sell the Units and the component parts of the units using this prospectus.

     Using an alternate prospectus, we are offering 2,500 units plus up to an additional 375 units to cover over-allotments, if any, in an underwritten public offering.

     Our common stock is traded on the American Stock Exchange under the symbol "CNE." On December 20, 2000 the last reported sale price of our common stock was $1.3125 per share.

     For a description of the terms of the debentures and the warrants see "Prospectus Summary - The Offering on page 1.

     Our units, debentures and class A and Class B warrants currently are not being traded on any market. We have applied to list our units, debentures and warrants on the American Stock Exchange under the symbols "CNEU," "CNED," "CNE_" and "CNE_," respectively.

     Investing in our securities involves risks. Consider carefully the risk factors beginning on page 7 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is ______ , 2001

                                  The Offering

Securities Offered

     This prospectus relates to the offering of 2,640 units by Selling securityholders. It also relates to up to 1,320,000 shares of our common stock that we may issue to them upon the exercise of the warrants. See "Description of Securities" and "Selling Securityholders and Plan of Distribution."

     Each unit consists of

     o a $1,000 principal amount of $12% convertible debentures due on March 31, 2010,
     o    class A warrants to purchase 250 shares of common stock and
     o    class B warrants to purchase 250 shares of common stock

      The debenture and the warrants will trade only as a unit for six months following this offering, unless we agree with the underwriter that separate trading may begin sooner. Thereafter, each of the securities will trade separately. For more information, see "Description of Securities."

The Debentures:

      Principal Amount of Debenture ..  $1,000.

      Annual Interest Rate ...........  12% interest.

      Payment of Interest ............  Quarterly in cash on January 1, April 1,
                                        July 1 and October 1 of each year, commencing July 1, 2001.

      Maturity .......................  March 31, 2010.

      Conversion by Holder ...........  A Holder may convert all or a portion of the  principal  amount of his  debenture
                                        outstanding at the time such  conversion
                                        is effected into our common stock at any
                                        time before the close of business on the
                                        earlier  of March  31,  2010 or the date
                                        that  principal  and interest  under the
                                        debenture  has been paid in full.  If we
                                        call the  debenture  for  redemption,  a
                                        Holder may convert his  debenture at any
                                        time before the close of business on the
                                        redemption date. The initial  conversion
                                        price is $2.00  per  share,  subject  to
                                        adjustment   in   certain   events.   On
                                        conversion, no payment or adjustment for
                                        accrued  and  unpaid  interest  will  be
                                        made.   All   such   interest   will  be
                                        forfeited.

      Redemption by Holder ............ Up  to  $50,000   total   value  of  the
                                        debentures  of any holder upon notice of
                                        the   holder's   death  and   redemption
                                        election  by
                                        his  or  her   estate.   This  right  of
                                        redemption may only be exercised by the estate of the original holder. It does not pass to any transferee.

      Redemption by Us ................ We  can   redeem  all  or  part  of  the
                                        debentures at 100% of their principal amount, plus accrued interest to the redemption date if the closing price of our common stock equals or exceeds 2.154 times the then conversion price for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption.

      Ranking ......................... The  debentures  are  second in right of repayment  to all of  our  senior  debt.
                                        Senior debt is any indebtedness  payable
                                        to banks or other traditional  long-term
                                        institutional  lenders such as insurance
                                        companies and pension  funds,  unless in
                                        the  instrument  creating or  evidencing
                                        such  indebtedness,  it is provided that
                                        such indebtedness is not senior in right
                                        of payment to the debentures. If we were
                                        to become  insolvent,  such  senior debt
                                        would  have  a  priority   of  right  to
                                        repayment   in   connection   with   our
                                        liquidation.

      Transferability ................. There are no  transfer  restrictions  on the debentures. However, the right to redemption upon death of the initial holder will terminate on transfer.

      Please refer to "Description of Securities - The Debentures and the Indenture."

Class A Warrants:

      The Class A warrants are exercisable at a price of $4.00 per share until they expire on March 31, 2003, subject to adjustment in certain events. We may redeem the A Warrants on not less than 30 days notice at a redemption price of $0.001 per Warrant, provided that the reported closing price of our common stock equals or exceeds 150% of the then exercise price of the warrant for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. Please refer to "Description of Securities - Class A Warrants."

Class B Warrants:

      The Class B warrants are exercisable at a price of $6.00 per share until they expire on March 31, 2005, subject to adjustment in certain events. We may redeem the A Warrants on not less than 30 days notice at a redemption price of $0.001 per Warrant, provided that the reported closing price of our common stock equals or exceeds 150% of the then exercise price of the warrant for a period of 20 consecutive trading days ending three trading days prior to the notice of redemption. Please refer to "Description of Securities - Class B Warrants."

Risk Factors:

      An investment in the preferred stock involves a high degree of risk. You should not consider this offer if you cannot afford to lose your entire investment. Please refer to "Risk Factors" for factors you should consider.

Use of Proceeds:

      We will not receive any of the proceeds from the sale of securities by the selling securityholders. We will receive proceeds from the exercise of any of the warrants. We will use the net proceeds from warrant exercises for working capital and general corporate purposes.

                                Private Financing

         In June and August 2000, we completed the sale of 48 debenture and warrant units at a price of $50,000 per unit in a private financing transaction. Each private financing unit consisted of securities substantially similar to the units offered in this prospectus, except that each private financing unit was equal to 50 of the units offered pursuant to this prospectus. We granted the holders of these private financing units the right to register their units for public sale. To this end, on the date of this prospectus, we will issue units to the holders of the private units identical to the units offered in this prospectus in exchange for their private financing units at a rate of 50 public units for each private financing unit. These units have been registered for public sale and are being sold by selling securityholders pursuant to this prospectus. Except as set forth in this paragraph, all references in this prospectus to numbers of private financing units assumes retroactive exchange of public units for private units. For example, 50 private financing units would represent only one actual private financing unit sold in the private financing. See "Selling Securityholders and Plan of Distribution" for information relating to the Securityholders who are offering these securities for sale.

         Dirks & Company, Inc. acted as the placement agent. We paid Dirks a fee of $240,000, which was equal to 10% of the aggregate purchase price of the units sold, and a non accountable expense allowance of $72,000, which was equal to three percent of the aggregate purchase price of the units sold. We also granted Dirks, for nominal consideration, a warrant, exercisable over a five year period which commenced on the closing date of the private financing, to purchase units, which equaled 10% of the number of units sold in the private financing, at a price of $1,200 per unit. The units underlying the securities acquired by Dirks as placement agent have been registered for public sale and are included in this prospectus. Dirks has granted Barry Blank the right to 70% of the units underlying the placement agent warrant.

         Barry W. Blank purchased 300,000 units in the private financing. Mr. Blank was employed by Dirks as a registered representative at the time of the private financing and he participated in the sale of the private financing units. Currently he is employed by Murphy & Durieu, the underwriter of our concurrent underwritten unit offering. He will participate in the sale of the units in the underwritten offering.

                Selling Securityholders And Plan Of Distribution

         The registration statement, of which this prospectus forms a part, relates to the registration by us for the account of selling securityholders, of an aggregate of:

     o    2,640 units;
     o    2,640 debentures;
     o    660,000 class A warrants;
     o    660,000 class B warrants:
     o 1,320,000 shares of our common stock that we may issue upon exercise of the warrants.

     The tables below sets forth information with respect to the selling securityholders as of December 15, 2000. We will not receive any of the proceeds from the sale of these securities. We will receive proceeds only for shares sold by us pursuant to warrants exercised. There are no material relationships between us or our affiliates and any of the selling securityholders except as disclosed below. Based on information provided to us by the selling securityholders, all securities are beneficially owned.

     We assume that the selling securityholders will sell all of their securities. However, beneficial ownership after the offering will depend upon the actual number of securities sold by each selling Securityholder.

     Taking into account the shares of our common stock issuable upon conversion of debentures and the exercise of warrants owned by Mr. Blank, Mr. Blank is the beneficial owner of more than 10% of our common stock. All CareerEngine Network securities owned by Mr. Blank will not be sold except in compliance with the provisions of Section 16(b) of the Securities Exchange Act of 1934. The share table includes the shares issuable on the conversion of debentures and on the exercise warrants owned by each selling Securityholder.

     Mr. Blank was employed by Dirks, the placement agent for our private financing, as a registered representative. He participated in the sale of the private financing. Currently, he is employed by Murphy & Durieu, the underwriter of our concurrent public unit offering. He will participate in the sale of the units in that offering.

                                   Debentures

------------------------------------------ --------------- -------------- -------------- ------------------------------
                                                                                               Percentage Owned
------------------------------------------ --------------- -------------- -------------- --------------- --------------
                                             Debentures                    Debentures
                                            Beneficially                  Beneficially
                                            Owned Before     Number of        Owned          Before          After
                                              Offering      Debentures        After         Offering       Offering
               Name                                           Offered       Offering
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Barry W. Blank TTEE for Barry W. Blank          300(1)          300             0              11.36            0
Trust Dated 11-13-96 as amended 12-23-96
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Bernard R. Bober                                 50              50             0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Richard A. Michaelson                            50              50             0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Compass Bank CSDN FBO Renaissance US            250             250             0               9.47            0
Growth and Income Trust PLC
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Compass Bank CSDN FBO Renaissance               250             250             0               9.47            0
Capital Growth and Income Fund III, Inc.
------------------------------------------ --------------- -------------- -------------- --------------- --------------
George W. Benoit                                100             100             0               3.79            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Alec G. Land                                    25               25             0               0.95            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Tenaire Inc. Profit Sharing Trust U/A/D         50               50             0               1.89            0
1-30-69 86-6042651
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Dr. Robert Brod, Profit Sharing Plan            50               50             0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Kevin and Nadine Benoit                         100             100             0               3.79            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Barry A. Friedman                               50              50              0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Daniel Charlton Williams                        50              50              0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Robert W. Wahl                                  100             100             0               3.79            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Everett A. Sheslow                              50              50              0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Peter R. Harvey                                 200             200             0               7.58            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Kaufman II Limited Family Partnership           25              25              0               0.95            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Ben Shirley Branch                              50              50              0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
John S. Price Trustee Wilson Price              100             100             0               3.79            0
Barranco Billingsley Keough Plan FBO
Bill Barranco
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Delaware Charter Guarantee & Trust Co.          50              50              0               1.89            0
TTEE FBO Connie S. Shaw IRA
321-30194-11, Tax ID No. 51-0099493
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Dan N. Williams                                 50              50              0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Gilbert Sandler                                 25              25              0               0.95            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Thomas J. Ferrara                               25              25              0               0.95            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Kathleen J. Blank                               50              50              0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
The Violet M. Blank Living Trust                25              25              0               0.95            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
John L. Mozley Trust, John L. Mozley,           100             100             0               3.79            0
Trustee  U/A/D 1/18/83
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Brod Living Trust, Albert T. Brod & Lois        25              25              0               0.95            0
Anne Brod, Trustees
------------------------------------------ --------------- -------------- -------------- --------------- --------------

------------------------------------------ --------------- -------------- -------------- ------------------------------
                                                                                               Percentage Owned
------------------------------------------ --------------- -------------- -------------- --------------- --------------
                                             Debentures                    Debentures
                                            Beneficially                  Beneficially
                                            Owned Before     Number of        Owned          Before          After
                                              Offering      Debentures        After         Offering       Offering
               Name                                           Offered       Offering
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Ben Shirley Branch                              50              50              0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
R. George Cranmer                               10              10              0               0.38            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Delaware Charter Guarantee & Trust Co.          40              40              0               1.52            0
TTEE FBO R. George Cranmer IRA Tax ID
No. 51-0099493, Account No. 321-30125-15
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Robert & Josephine Tomasulo JTROS               25              25              0               0.95            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Robert Cohen                                    50              50              0               1.89            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Charles R. Hoover & Shirley A. Hoover,          25              25              0               0.95            0
Common Property with Right of
Survivorship
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Dirks & Company, Inc.                           240             240             0               9.09            0
------------------------------------------ --------------- -------------- -------------- --------------- --------------

(1) Kathleen Blank is the daughter of Barry Blank and Violet Blank is the mother of Barry Blank
(2) Does not include debentures issuable upon the exercise of 70% of the Placement Agent Warrants. Mr. Blank has the right to 70% of the Placement Agent Warrants. See "Private Financing".
(3)  Assumes exercise of Placement Agent Warrants. See "Private Financing."

                                  Common Stock

------------------------------------------ --------------- -------------- -------------- ------------------------------
                                                                                               Percentage Owned
------------------------------------------ --------------- -------------- -------------- --------------- --------------
                                               Shares                        Shares
                                            Beneficially                  Beneficially
                                            Owned Before     Number of        Owned          Before          After
                                              Offering        Shares          After         Offering       Offering
                  Name                                        Offered       Offering
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Barry W. Blank TTEE for Barry W. Blank
Trust Dated 11-13-96 as amended 12-23-96       410,100           0            410,100         7.53            7.53
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Bernard R. Bober                                  0              0               0              0              0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Richard A. Michaelson                             0              0               0              0              0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Compass Bank CSDN FBO Renaissance US
Growth and Income Trust PLC                       0              0               0              0              0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Compass Bank CSDN FBO Renaissance Capital
Growth and Income Fund III, Inc.                  0              0               0              0              0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
George W. Benoit                              1,701,620          0           1,701,620        31.04          31.04
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Alec G. Land                                      0              0               0              0              0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Tenaire Inc. Profit Sharing Trust U/A/D
1-30-69 86-6042651                             1,400             0             1,400            .03            .03
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Dr. Robert Brod, Profit Sharing Plan             500             0               500            .01            .01
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Kevin and Nadine Benoit                        338,000           0            338,000          6.19           6.19
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Barry A. Friedman                                2,000           0              2,000           .04            .04
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Daniel Charlton Williams                          0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Robert W. Wahl                                  42,400           0             42,400          7.79            7.79
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Everett A. Sheslow                               2,000           0              2,000           .04             .04
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Peter R. Harvey                                   0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Kaufman II Limited Family Partnership             0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------

------------------------------------------ --------------- -------------- -------------- ------------------------------
                                                                                               Percentage Owned
------------------------------------------ --------------- -------------- -------------- --------------- --------------
                                               Shares                        Shares
                                            Beneficially                  Beneficially
                                            Owned Before     Number of        Owned          Before          After
                                              Offering        Shares          After         Offering       Offering
                  Name                                        Offered       Offering
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Ben Shirley Branch                              0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
John S. Price Trustee Wilson Price
Barranco Billingsley Keough Plan FBO
Bill Barranco                                   0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Delaware Charter Guarantee & Trust Co.
TTEE FBO Connie S. Shaw IRA
321-30194-11, Tax ID No. 51-0099493             0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Dan N. Williams                                 0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Gilbert Sandler                               100,000          0             100,000          1.80           1.80
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Thomas J. Ferrara                              21,500          0              21,500           .39            .39
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Kathleen J. Blank                               0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
The Violet M. Blank Living Trust                0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
John L. Mozley Trust, John L. Mozley,
Trustee  U/A/D 1/18/83                          0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Brod Living Trust, Albert T. Brod & Lois
Anne Brod, Trustees                             0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Ben Shirley Branch                              0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
R. George Cranmer                               0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Delaware Charter Guarantee & Trust Co.
TTEE FBO R. George Cranmer IRA Tax ID
No. 51-0099493, Account No. 321-30125-15        0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Robert & Josephine Tomasulo JTROS               0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Robert Cohen                                    0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Charles R. Hoover & Shirley A. Hoover,
Common Property with Right of
Survivorship                                    0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------
Dirks & Company, Inc.                           0              0               0              0               0
------------------------------------------ --------------- -------------- -------------- --------------- --------------

(1) Kathleen Blank is the daughter of Barry Blank and Violet Blank is the mother of Barry Blank

     Shares beneficially owned in the above table does not include shares issuable upon conversion of the debentures or exercise of the warrants owned by each of the selling securityholders. At present, for each debenture owned by a selling securityholder, that holder owns 250 class A warrants and 250 class B warrants. In addition, each debenture currently is convertible into500 shares of our common stock.

     The sale of the securities by the selling securityholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling securityholder,

     o    on the American Stock Exchange,
     o    in the over-the-counter market,
     o    in negotiated transactions,
     o    through the writing of options on these shares, or
     o    a combination of these methods of sale, or otherwise.

     Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     Selling securityholders may effect these transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the selling securityholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time on the American Stock Exchange, in the over-the-counter market, in negotiated transactions, or otherwise. Broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers for whom these broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

     The selling securityholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of these securities might be deemed to be underwriting discounts and commissions, under the Securities Act.

     At the time a particular offer of the securities is made by or on behalf of a selling securityholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for securities purchased from the selling securityholder and any discounts, commissions, or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     Under the Exchange Act and its regulations, any person engaged in the distribution of securities, offered by this prospectus may not simultaneously engage in market-making activities with respect to the securities or our common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the securities, which provisions may limit the timing of purchases and sales of shares of common stock by the selling securityholders.

Sales of any of our securities by the selling securityholders may depress the price of such securities in any market that may develop for these securities.

================================================================================

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the units means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the units in any circumstances under which the offer or solicitation is unlawful.

                                TABLE OF CONTENTS

                                                Page

Prospectus Summary.................................
Risk Factors.......................................
Price Range of Common Stock........................
Use of Proceeds....................................
Dividend Policy....................................
Private Financing..................................
Capitalization.....................................
Selected Financial Data............................
Management's Discussion and Analysis of
     Financial Condition and Results of Operations
Business.
Management.........................................
Principal Stockholders.............................
Selling Securityholders and Plan of
     Distribution..................................
Certain Transactions...............................
Description of Securities..........................
Legal Matters......................................
Experts............................................
Available Information..............................
Index to Financial Statements...................F-1

================================================================================



                                    2,640 Units
                                       and
                                1,320,000 Shares


                           CareerEngine Network, Inc.


                                 --------------

                                   PROSPECTUS

                                 --------------


                                  _______, 2001


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes a Delaware corporation to indemnify its officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit a director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the company or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Tenth of the Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant be eliminated to the fullest extent permitted under Section 102(b) of the Delaware General Corporation law.

     Article V of the Registrant's By-laws provides that all persons whom the Registrant is empowered to indemnify pursuant to the provisions of Section 145 of the Delaware General Corporation law (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.

Item 25. Other Expenses of Issuance and Distribution

     The following table sets forth the expenses (other than the underwriting discounts and commissions and the representative's non-accountable expense allowance) expected to be incurred in connection with the issuance and distribution of the securities being registered. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

Securities and Exchange Commission Filing Fee..................... $ 5,022
National Association of Securities Dealers, Inc. Filing Fee....... $ 2,509
AMEX Listing Fee.................................................. $32,000
Accounting Fees................................................... $20,000
Legal Fees........................................................ $50,000
Printing and Engraving Expenses................................... $50,000
Trustee Fees ................................................ .... $ 3,500
Transfer and Warrant Agent fees................................... $ 2,000
Miscellaneous Expenses............................................ $ 9,969

          Total...................................................$175,000


Item 26. Recent Sales of Unregistered Securities

     Since  November  1997  the  Registrant   has  issued   securities   without
registration under the Securities Act in the following transactions:

     1. On June 28, 2000, the Registrant issued 39.50 private financing units of its securities (each unit equal to 50 times the amount of a public unit offered herein). Each private financing unit consisted of a $50,000 subordinated convertible debenture, 12,500 Class A Common Stock Warrants and 12,500 Class B Common Stock Warrants. Each $50,000 debenture is convertible into 25,000 shares of common stock. The Class A and B Warrants are exercisable at $4 and $6, respectively. The debentures bear interest at 12%, payable quarterly, commencing October 1, 2000 and mature March 31, 2010. The Class A and B Warrants are exercisable at any time until March 31, 2003 and March 31, 2005, respectively.

     2. On August 7, 2000, the Company issued an additional 8.50 units under the same terms and conditions as set forth in paragraph 1, above.

     3. In March, April, May, June, July and October 2000, the Company partially compensated a vendor with 8,333 unregistered shares, in the aggregate, of Common Stock in lieu of cash.

     The sales and issuances of securities noted above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) as transactions not involving a public offering. Dirks & Company, Inc. acted as placement agent in the Registrant's sale of units described in 1 and 2 above. For its services, Dirks received a 10% placement agent's fee; a 3% non-accountable expense allowance and 4.8 placement agent units. The securities described in 3 above were not sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits

   Exhibit
     No.                           Description
   -------                      -----------------

     1.1  Form of Underwriting Agreement *
     3.1  Restated Certificate of Incorporation of the Company (2)
     3.1a Amendment to Certificate of Incorporation (2)
     3.2  Amended and Restated By-Laws of the Company (4)
     4.2  Indenture  with   _______________   concerning  the  12%   Convertible
          Debentures Due March 31, 2010
     4.3  12% Debenture Due March 31, 2010 (contained in Exhibit 4.2)
     4.4  Form of Class A Warrant
     4.5  Form of Class B Warrant
     4.6  Form of Underwriter's Unit Warrant *
     5.1  Opinion of Barry B. Feiner, Esq. *
     10.1 Lease of the Company's executive offices, dated February 29, 1996 (3)
     10.2 1999 Stock Option Plan (1)
     10.3 Indenture of Trust between Movieplex Realty Leasing, L.L.C. and First Union National Bank, as Trustee, dated November 1, 1997 (2)
     10.4 Form of Bond (2)
     10.5 Master Lease Agreement by and between Movieplex Realty Leasing, LLC, as Landlord, and Carmike Cinemas, Inc., as Tenant, dated November 20, 1997 (2)
     10.6 Reimbursement Agreement by and among Movieplex Realty Leasing, LLC, the Lenders, and Wachovia Bank, N.A, dated November 20, 1997 (2)
     10.7 Form of Letter of Credit (2)
     10.8 Form of Bond Purchase Agreement between Movieplex Realty Leasing, LLC. and Purchasers, dated November 20, 1997 (2)
     10.9 Agency and Development Agreement between Movieplex Realty Leasing, LLC., and Carmike Cinemas, Inc., dated November 20, 1997 (2)
    10.10 Master form of ASP Agreement  between the Company and Customers
    10.11 Master  form  of  Co-Branding   Agreement   between  the  Company  and
          Customers
     21   A List of the subsidiaries of the Company
     23.1 Consent of Richard A. Eisner & Company, LLP
     23.2 Consent of Barry B. Feiner, Esq. (included in Exhibit 5.1).
     24.  Power of Attorney (included in signature page).

----------
*    To be filed by amendment.
(1) Filed as an exhibit with the same number to Annual Report on Form 10-KSB for the period ended December 31, 1999.
(2) Filed as an exhibit with the same number to Annual Report on Form 10-KSB for the period ended December 31, 1997.

(3) Filed as an exhibit with the same number to Annual Report on Form 10-KSB for the period ended December 31, 1996.
(4) Filed as an exhibit with the same number to Annual Report on Form 10-KSB for the period ended December 31, 1995.

Item 28. Undertakings

         The undersigned Registrant hereby undertakes to:

         (1) file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a) (3) of the Securities Act;

              (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of Such securities at that time shall be deemed to be the initial bonafide offering of such securities.

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes (1) to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective; and (3) that for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement herein, and treat the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on December 21, 2000.

                                CareerEngine Network, Inc.

                                By: /s/ George W. Benoit
                                   --------------------------------------------
                                   George W. Benoit,
                                   President, Chief Executive
                                   Officer and Chairman of the Board

     ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Benoit, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December___, 2000.

         Signature                                             Title

/s/ George W. Benoit                                     President, Chairman
--------------------------------------------         and Chief Executive Officer
         George W. Benoit

/s/ Anthony S. Conigliaro                               Vice President and
--------------------------------------------         Chief Financial Officer
         Anthony S. Conigliaro

/s/ Kevin J. Benoit
--------------------------------------------                 Director
         Kevin J. Benoit

--------------------------------------------                 Director
         Charles W. Currie

/s/  David W. Dube
--------------------------------------------                 Director
         David W. Dube

--------------------------------------------                 Director
         James J. Murtha

/s/ Joseph G. Anastasi
--------------------------------------------                 Director
         Joseph G. Anastasi

         Signature                                             Title

/s/ Thomas J. Ferrara
--------------------------------------------                 Director
         Thomas J. Ferrara

/s/ Edward H. Martino
--------------------------------------------                 Director
         Edward H. Martino